Exhibit 99.1

DATED  May 24,                                                                            2011

MR MARTIN LEE CORBETT AND MRS KATIE CORBETT

and

VERTA ENERGY TRADING LIMITED

SHARE PURCHASE AGREEMENT

relating to the purchase of

M L OILS Limited

Brabners Chaffe Street LLP

55 King Street, Manchester M2 4LQ

(Ref:DNB)

This agreement is dated May 24,	2011

BETWEEN:

(1)

Verta Energy Trading Limited incorporated and registered in England and Wales with company number 07413590 whose registered office is at Halifax House 14 Falcon Court, Westlands Way, Stockton On Tees, Teesside, United Kingdom, TS18 3TU (Buyer);

(2)

Mr Martin Lee Corbett of 12 Lon Yr Ysgol, Caerwys, Flintshire, CH7 5PZ, United Kingdom (Martin Lee Corbett); and

(3)

Mrs Katie Corbett of 12 Lon Yr Ysgol, Caerwys, Flintshire, CH7 5PZ, United Kingdom (Katie Corbett).

RECITALS:

The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares subject to the terms and conditions of this agreement.

IT IS AGREED THAT:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause 1 apply in this agreement.

Accounts:	the abbreviated accounts of the Company as at and to the Accounts Date;
Accounts Date:	30 April 2010;
Kenneth Anthony Goundry Supply Agreement:

an agreement between the Company and Kenneth Anthony Goundry to be drafted and negotiated after the date of this agreement to be entered into on Completion about the supply by Kenneth Anthony Goundry to the Company of used cooking oils;

Business Day:	a day (other than a Saturday, Sunday or public holiday) when banks in England are open for business;
Buyer’s Solicitor:	Brabners Chaffe Street LLP of 55 King Street, Manchester M2 4LQ;
CAA 2001:	the Capital Allowances Act 2001;
CTA 2009:	the Corporation Tax Act 2009;
CTA 2010:	the Corporation Tax Act 2010;

Cash:

in relation to the Company, the Company’s (a) cash in hand, cash credited to any account with a financial institution and any interest accrued thereon, securities with a maturity of less than one year which are readily convertible into cash (net of any deductions that would arise were such securities to be converted into cash on the Completion Date), cash in transit, and the sums receivable under cheques, other bills of exchange or methods of payment received by the Company (not being post dated but being settled on first presentation) and not cleared less (b) the sums payable under cheques drawn by the Company and not cashed, in each case, having regard to the reconciled book balances of the Company;

Claim and Substantiated Claim:	have the meanings set out respectively in clause 7;

Company:	M L Oils Limited whose registered office is at 45 Vale Street, Denbigh, Denbighshire, LL16 3AH, further details of which are set out in Schedule 2;
Completion:	completion of the sale and purchase of the Sale Shares in accordance with this agreement;
Completion Accounts:	has the meaning set out in paragraph 1 of Part 1 of Schedule 6;
Completion Date:	the date of Completion;
Connected:	in relation to a person, has the meaning given in section 1122 of CTA 2010;
Consideration Shares:

ordinary shares of £1 each of Verta Energy Trading Limited to be allotted and issued credited as fully paid to the Sellers (apportioned in accordance with Schedule 1) in satisfaction of part of the Purchase Price;

Control:

in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a)  by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)  by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate,

and a Change of Control occurs if a person who has Control of any body corporate ceases to do so or if another person acquires Control of it;

David Corbett Supply Agreement:

an agreement between the Company and David Corbett to be drafted and negotiated after the date of this agreement to be entered into on Completion about the supply by David Corbett to the Company of security services;

Debt:

in relation to the Company, any indebtedness of the Company for or in respect of:

(a)

moneys borrowed;

(b)

any amount raised by acceptance under any acceptance credit facility;

(c)

any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease which should be treated as a finance lease;

(e)

the amount of any liability in respect of a hire purchase, credit sale or conditional sale agreement;

(f)

receivables sold or discounted;

(g)

any liabilities in respect of Tax (as defined at Schedule 7)

(h)

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

in each case, having regard to the reconciled book balances of the Company but including as debt any professional or other advisors’ fees, commissions, costs or expenses incurred at any time prior to Completion to be incurred, in each case, by the Company in connection with the transactions contemplated in this agreement which are unpaid as at the date of Completion;

Deferred Payments:	the payment or payments, if any, to be made pursuant to clause 3.1.3;
Director:	each person who is a director or shadow director of the Company, the names of whom are set out in Schedule 2;
Disclosed:	fully, accurately, clearly and fairly disclosed (with sufficient details to identify the nature and scope of the matter disclosed) in or under the Disclosure Letter;
Disclosure Letter:

the letter from the Sellers to the Buyer with the same date as this agreement that is described as the disclosure letter, together with the bundle of documents attached to it (Disclosure Bundle), each in the agreed form;

Encumbrance:

any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement;

Event:	has the meaning given in Schedule 7;
Financial Year:	in relation to a company, has the meaning given in section 390 of the Companies Act 2006;
Group:

in relation to a company, that company, its subsidiaries, any company of which it is a subsidiary (its holding company) and any other subsidiaries of any such holding company; and each company in a group is a member of the group. Unless the context otherwise requires, the application of the definition of Group to any company at any time shall apply to the company as it is at that time;

HMRC:	HM Revenue & Customs;
ICTA 1988:	the Income and Corporation Taxes Act 1988;
IHTA 1984:	the Inheritance Tax Act 1984;
ITA 2007:	the Income Tax Act 2007;

ITEPA 2003:	the Income Tax (Earnings and Pensions) Act 2003;
Intellectual Property Rights:	has the meaning given in paragraph 18.1 of Part 1 of Schedule 4;
Lease:	a lease between the Company and David Corbett to be drafted and negotiated after the date of this agreement to be entered into on Completion about the Properties;
Management Accounts:

the unaudited balance sheet and profit and loss account of the Company (including any notes thereon) for the period of 12 months ended 30 April 2011 (a copy of which is attached to the Disclosure Letter);

ML Oils Collections Supply Agreement:

an agreement between the Company and ML Oils Collections Limited to be drafted and negotiated after the date of this agreement to be entered into on Completion about the supply by ML Oils Collections Limited to the Company of used cooking oils;

Previously-owned Land and Buildings:	has the meaning given in paragraph 22.1 of Part 1 of Schedule 4;
Properties:	has the meaning given in paragraph 22.1 of Part 1 of Schedule 4;
Purchase Price:	the purchase price for the Sale Shares to be paid by the Buyer to the Sellers in accordance with clause 3;
Relevant Claim:	claim under the Warranties or Tax Covenant;
Relevant Profits:	has the meaning given in paragraph 1 of Schedule 5;
Sale Shares:	the 10 ordinary shares of £1 each in the Company, comprising the whole of the allotted and issued share capital of the Company, all of which have been issued and are fully paid;
Sellers:	Martin Lee Corbett and Katie Corbett;

Service Agreement:

an agreement between the Buyer and Martin Lee Corbett to be drafted and negotiated after the date of this agreement to be entered into on Completion about the employment of Martin Lee Corbett by the Buyer;

Subsidiary and Holding Company:

mean a “subsidiary” and “holding company” as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee. In the case of a limited liability partnership which is a subsidiary of a company or another limited liability partnership, section 1159 of the Companies Act 2006 shall be amended so that:

(c)  references in sub sections 1159(1)(a) and (c) to voting rights are to the members’ rights to vote on all or substantially all matters which are decided by a vote of the members of the limited liability partnership; and

(d)  the reference in section 1159(1)(b) to the right to appoint or remove a majority of its board of directors is to the right to appoint or remove members holding a majority of the voting rights;

TCGA 1992:	the Taxation of Chargeable Gains Act 1992;
TIOPA 2010:	the Taxation (International and Other Provisions) Act 2010;
TMA 1970:	the Taxes Management Act 1970;
Tax Covenant:	the tax covenant in the form as set out in Schedule 7;
Tax Warranties:	the Warranties in Part 2 of Schedule 4;
Tax or Taxation:	has the meaning given in Schedule 7;

Taxation Authority:	has the meaning given in Schedule 7;
Taxation Statute:	has the meaning given in Schedule 7;
Transaction:	the transaction contemplated by this agreement or any part of that transaction;
VATA 1994:	the Value Added Tax Act 1994;
Warranties:	the warranties and representations set out in clause 6 and Schedule 4;
Warrants:

warrants to subscribe for shares in Four Rivers BioEnergy Inc, the ultimate parent company of the Buyer, at $0.50 per share subject to the terms and conditions which from time to time govern the vesting of warrants issued by that company.

1.2

Clause headings shall not affect the interpretation of this agreement.

1.3

References to clauses and schedules are to the clauses and schedules of this agreement. References to paragraphs are to paragraphs of the relevant schedule.

1.4

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.5

The schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement and any reference to this agreement includes the schedules.

1.6

Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.7

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8

A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force as at the date of this agreement, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts; provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.9

Writing or written includes faxes but not e-mail.

1.10

Documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification.

1.11

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.12

Unless otherwise expressly provided, the obligations and liabilities of the Sellers under this agreement are joint and several.

1.13

References to this agreement include this agreement as amended or varied in accordance with its terms.

2.

Sale And Purchase

2.1

On the terms of this agreement, with effect from Completion, the Sellers shall sell, and the Buyer shall buy, the Sale Shares with full title guarantee free from all Encumbrances and together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after Completion.

3.

Purchase Price

3.1

Subject to any adjustment in accordance with clause 4 and Schedule 6, the Purchase Price for the Sale Shares (apportioned in accordance with Schedule 1) shall be satisfied as follows:

3.1.1

£500,000 is payable in cash at Completion by the Buyer to the Sellers (apportioned between the Sellers in the proportions set opposite their respective names in Schedule 1);

3.1.2

by the allotment and issue by the Buyer at Completion to the Sellers of 142 Consideration Shares credited as fully paid (apportioned between the Sellers in the proportions set opposite their respective names in Schedule 1);

3.1.3

by the Buyer procuring the issue of 50,000 Warrants to each of the Sellers at Completion; and

3.1.4

by the payment of cash and/or the allotment of Consideration Shares valued in accordance with paragraph 2.6 of Schedule 5 (apportioned between the Sellers in the proportions set opposite their respective names in Schedule 1) equal to an amount in aggregate equal to £1.20 for each £1 by which the Relevant Profits (as defined in paragraph 1 of Schedule 5) exceed £260,000 for each Financial Year during the Earn Out Period (as defined in paragraph 1 of Schedule 5) subject to a maximum aggregate payment pursuant to this clause 3.1.4 of £700,000.

3.2

The Consideration Shares allotted pursuant to clause 3.1.2 shall rank pari passu with the existing ordinary shares in the capital of the Buyer including the right to receive all dividends declared made or paid after Completion (save that they shall not rank for any dividend or other distribution of the Buyer declared made or paid by reference to a record date before Completion).

3.3

Any Consideration Shares allotted pursuant to clause 3.1.4 shall rank pari passu with the existing ordinary shares in the capital of the Buyer including the right to receive all dividends declared made or paid after the date of any such allotment

(save that they shall not rank for any dividend or other distribution of the Buyer declared made or paid by reference to a record date before Completion).

3.4

The Deferred Payments, if any, shall be paid to the Sellers (apportioned between the Sellers in the proportions set opposite their respective names in Schedule 1). Payment made in accordance with this clause 3.4 shall constitute a valid discharge of the obligations of the Buyer under clause 3.1.

3.5

The procedure and other terms for making Deferred Payments are set out in Schedule 5.

3.6

The Purchase Price shall be deemed to be reduced by the amount of any payment made to the Buyer:

3.6.1

for a breach of any Warranty; or

3.6.2

under the Tax Covenant.

4.

Adjustment Of Purchase Price

4.1

In this agreement Completion Net Assets has the meaning given in paragraph 1 of Part 1 of Schedule 6.

4.2

The Purchase Price shall be adjusted as follows:

4.2.1

there shall be added an amount, if any, by which the Completion Net Assets are greater than £0; and

4.2.2

there shall be deducted an amount, if any, by which the Completion Net Assets are less than £0.

4.3

Within 14 days starting on the day after agreement or determination of the Completion Accounts in accordance with the provisions of Schedule 6:

4.3.1

if the Purchase Price exceeds the aggregate amount of the payment made in accordance with the terms of clause 3.1, subject to clause 4.4, the Buyer shall pay an amount equal to the excess, any such payment to be made to the Sellers (apportioned between the Sellers in the proportions set opposite their respective names in Schedule 1); or

4.3.2

if the aggregate amount of the payment made in accordance with the terms of clause 3.1 exceeds the Purchase Price, the Sellers shall repay to the Buyer the amount of the excess, any such repayment to be made by the Sellers (in the proportions set opposite their respective names in Schedule 1).

4.4

The Buyer can deduct from any payment under clause 4.3 an amount in respect and satisfaction of any Relevant Claim which is subsisting and has not been settled in full by the Sellers at the time that the payment under clause 4.3 is due to be paid.

4.5

Any payment or repayment to be made under clause 4.3 shall be made:

4.5.1

if to the Sellers, in the same manner as payments made under clause 5; or

4.5.2

if to the Buyer, by banker’s draft or by telegraphic transfer to an account notified by the Buyer to the Sellers not later than 7 days following the date on which the Completion Accounts are agreed or determined.

4.6

Notwithstanding the provisions of clauses 4.1 to 4.5 (inclusive), the Sellers will pay to the Company within 7 days of Completion an amount equal to any amount by which Cash less Debt at Completion is less than £150,000.

5.

Conditions and Completion

5.1

Completion shall be conditional on:

5.1.1

the parties to this agreement drafting, negotiating and agreeing the form of the:

5.1.1.1

the ML Oils Collections Supply Agreement;

5.1.1.2

the Kenneth Anthony Goundry Supply Agreement;

5.1.1.3

the David Corbett Supply Agreement;

5.1.1.4

the Lease; and

5.1.1.5

the Service Agreement; and

5.1.1.6

the shareholders agreement between the Parties with respect to the Buyer; and

5.1.2

the Buyer not having terminated this agreement in accordance with clause 5.7.

5.2

The parties to this agreement will use all their respective reasonable endeavours to procure that each condition set out in clause 5.1.1 is satisfied as soon as practicable and in any event that evidence of satisfaction is given before the date referred to in clause 5.4.

5.3

If either of the Sellers or the Buyer becomes aware of any fact or matter that prejudices the satisfaction of a condition, then such Seller or Buyer will immediately inform the other parties.

5.4

If any of the conditions set out in clause 5.1.1 has not been waived by all the parties to this agreement or satisfied on or before 31 August 2011 (or such later date as may be agreed), this Agreement will automatically terminate.

5.5

On termination of the Agreement pursuant to clause 5.4 each of the parties’ further rights and obligations cease immediately, but termination will not affect the parties’ accrued rights and obligations at the date of termination.

5.6

Pending Completion the Sellers will procure that the Company complies with the requirements set out in Schedule 9.

5.7

The Buyer may by notice in writing to the Sellers at any time prior to Completion elect to terminate this Agreement without liability on the part of the Buyer if any fact, matter or event (whether existing or occurring on or before the date of this

Agreement or arising or occurring afterwards) comes to the notice of the Buyer at any time prior to Completion which:

5.7.1

constitutes a breach by the Sellers of any provision of this Agreement (including any breach of the obligations pending Completion in Schedule 9);

5.7.2

would constitute a breach of any Warranty if the Warranties were repeated on or at any time before Completion by reference to the facts and circumstances then existing and on the basis that any reference to “date of this Agreement” or equivalent term within a Warranty will be construed as a reference to the time of repetition; or

5.7.3

affects or is likely to affect materially and adversely the financial position or business prospects of the Company.

5.8

If the Buyer does elect to terminate this Agreement the Sellers will indemnify the Buyer against all its costs relating to the negotiation, preparation, execution or termination of this Agreement or the satisfaction of any condition set out in clause 5.1 and each party’s further rights and obligations will cease immediately on termination though termination shall not affect a party’s accrued rights and obligations at the date of termination.

5.9

The Buyer’s termination rights under clause 5.7 are without prejudice to any other rights or remedies the Buyer may have under this Agreement or generally at law.

5.10

Completion will take place on the fifth Business Day after the date on which the conditions set out in clause 5.1 have all been achieved or on such earlier date as may be agreed between the Sellers and the Buyer but in any event not later than five Business Days after the date set out in clause 5.4 (or such later date as determined in accordance with clause 5.4).

5.11

At Completion the Sellers shall:

5.11.1

deliver or cause to be delivered the documents and evidence as set out in Part 1 of Schedule 3;

5.11.2

procure that a board meeting of the Company is held at which the matters identified in Part 2 of Schedule 3 are carried out; and

5.11.3

deliver any other documents referred to in this agreement as being required to be delivered by the Sellers.

5.12

At Completion the Buyer shall:

5.12.1

pay £500,000 by electronic transfer to the respective bank accounts of the Sellers in accordance with clause 3 as specified by the Sellers in writing. Payment made in accordance with this clause 5.12 shall constitute a valid discharge of the obligations of the Buyer under clause 3.1;

5.12.2

procure the allotment and issue of Consideration Shares to the Sellers in accordance with clause 3.1.2; and

5.12.3

procure the issue of certificates in respect of the Warrants to be issued pursuant to clause 3.1.3.

5.13

As soon as possible after Completion, the Sellers shall send to the Buyer (at the registered office of the Buyer for the time being) all records, correspondence, documents, files, memoranda and other papers relating to the Company not required to be delivered at Completion, and which are not kept at any of the Properties.

6.

Warranties

6.1

The Buyer is entering into this agreement on the basis of, and in reliance on, the Warranties.

6.2

The Sellers warrant and represent to the Buyer that each Warranty is true, accurate and not misleading on the date of this agreement except as Disclosed.

6.3

The Warranties will be deemed to be repeated immediately before Completion by reference to the facts and circumstances existing at Completion.  For this purpose only, where in a Warranty there is an express or implied reference to the “date of this Agreement” or an equivalent term, that reference is to be construed as a reference to the “date of Completion”.

6.4

Without prejudice to the right of the Buyer to claim on any other basis or take advantage of any other remedies available to it, if any Warranty is breached or proves to be untrue or misleading, the Sellers shall pay to the Buyer on demand:

6.4.1

the amount necessary to put the Company into the position they would have been in if the Warranty had not been breached or had not been untrue or misleading; and

6.4.2

all costs and expenses (including, without limitation, damages, claims, demands, proceedings, costs, legal and other professional fees and costs, penalties, expenses and consequential losses whether arising directly or indirectly) incurred by the Buyer, the Company as a result of such breach or of the Warranty being untrue or misleading (including a reasonable amount in respect of management time).

A payment made in accordance with the provisions of this clause 6.4 shall include any amount necessary to ensure that, after any Tax of the payment, the Buyer is left with the same amount it would have had if the payment was not subject to Tax.

6.5

Warranties qualified by the expression so far as the Sellers are aware (or any similar expression) are deemed to be given to the best of the knowledge, information and belief of the Sellers after they have made all reasonable and careful enquiries.

6.6

Each of the Warranties is separate and, unless otherwise specifically provided, is not limited by reference to any other Warranty or any other provision in this agreement.

6.7

Except for the matters Disclosed, no information of which the Buyer and/or its agents and/or advisers has knowledge (actual, constructive or imputed), or which could have been discovered (whether by investigation made by the Buyer or made on its behalf), shall prejudice or prevent any Claim or reduce any amount recoverable thereunder.

7.

Limitations On Claims

7.1

The definitions and rules of interpretation in this clause 7 apply in this agreement.

Claim:	a claim for breach of any of the Warranties;

Substantiated Claim:

a Claim in respect of which liability is admitted by the party against whom such Claim is brought, or which has been adjudicated on by a court of competent jurisdiction and no right of appeal lies in respect of such adjudication, or the parties are debarred by passage of time or otherwise from making an appeal;

A Claim is connected with another Claim or Substantiated Claim if they all arise out of the occurrence of the same event or relate to the same subject matter.

7.2

This clause limits the liability of the Sellers in relation to any Claim.

7.3

The liability of the Sellers for all Substantiated Claims when taken together shall not exceed the Purchase Price.

7.4

The Sellers shall not be liable for a Claim unless the amount of all Substantiated Claims when taken together, exceeds £25,000 in which case, the whole amount (and not just the amount by which the limit in this clause 7.4 is exceeded) is recoverable by the Buyer.

7.5

The Sellers are not liable for any Claim to the extent that the Claim:

7.5.1

relates to matters Disclosed; or

7.5.2

relates to any matter specifically and fully provided for in the Completion Accounts.

7.6

The Sellers are not liable for a Claim unless the Buyer has given the Sellers notice in writing of the Claim, summarising the nature of the Claim as far as it is known to the Buyer and the amount claimed:

7.6.1

in the case of a claim made under the Tax Warranties or the Tax Covenant, within the period of seven years beginning with the Completion Date; and

7.6.2

in any other case, within the period of three years beginning with the Completion Date.

7.7

Nothing in this clause 7 applies to a Claim that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Sellers, their agents or advisers.

7.8

The Sellers shall not plead the Limitation Act 1980 in respect of any claims made under the Tax Warranties or the Tax Covenant up to seven years after the Completion Date.

8.

Tax Covenant

The provisions of Schedule 7 apply in this agreement.

9.

Legal Advice

The Sellers acknowledge that they have had the opportunity to consider whether they require legal advice in entering into this Agreement and that it would be sensible to take such advice.

10.

Restrictions On The Sellers

10.1

Each of the Sellers severally covenants with the Buyer that it shall not:

10.1.1

for a period of three years after the Completion Date beginning with the Completion Date, in any geographic areas in which any business of the Company is or was carried on at the Completion Date, carry on or be employed, engaged or interested in any business which would be in competition with any part of the business as the business was carried on at the Completion Date; or

10.1.2

for a period of three years after the Completion Date beginning with the Completion Date, deal with any person who is at the Completion Date, or who has been at any time during the period of 12 months immediately preceding that date, a client or customer of the Company; or

10.1.3

for a period of three years after the Completion Date beginning with the Completion Date, canvass, solicit or otherwise seek the custom of any person who is at the Completion Date, or who has been at any time during the period of 12 months immediately preceding that date, a client or customer of the Company; or

10.1.4

for a period of three years after the Completion Date beginning with the Completion Date:

10.1.4.1

offer employment to, enter into a contract for the services of, or attempt to entice away from the Company, any individual who is at the time of the offer or attempt, and was at the Completion Date, employed or directly or indirectly engaged in an executive or managerial position with the Company; and

10.1.4.2

procure or facilitate the making of any such offer or attempt by any other person.

10.1.5

at any time after the Completion Date, use in the course of any business:

10.1.5.1

the words “ML Oils”; or

10.1.5.2

any trade or service mark, business or domain name, design or logo which had been used by the Company at any time before the Completion Date; or

10.1.5.3

anything which, in the reasonable opinion of the Buyer, is capable of confusion with such words, mark, name, design or logo.

10.1.6

for a period of three years after the Completion Date, solicit or entice away from the Company any supplier who had supplied goods and/or services to the Company at any time during the period of 12 months up to and including Completion Date, if that solicitation or enticement causes or is likely to cause such supplier to cease supplying, or would materially reduce its supply of, those goods and/or services to the Company.

10.2

Nothing in this clause 10 prevents the Sellers from holding for investment purposes only:

10.2.1

any units of any authorised unit trust; or

10.2.2

not more than 5% of any class of shares or securities of any company traded on any recognised stock exchange.

10.3

Each of the covenants in this clause 10 is a separate undertaking by each the Sellers in relation to himself and his interests and shall be enforceable by the Buyer separately and independently of its right to enforce any one or more of the other covenants contained in this clause 10. Each of the covenants in this clause 10 are considered to be fair and reasonable by the parties. If any restriction is found to be unenforceable, but would be valid if any part of it were deleted or the period or area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

10.4

The consideration for the undertakings contained in this clause 10 is included in the Purchase Price.

11.

Confidentiality

Except so far as may be required by law, and in such circumstances only after prior consultation with the Buyer, the Sellers shall not at any time disclose to any person or use to the detriment of the Company this agreement or any trade secret or other confidential information which it holds in relation to the Company and its affairs.

12.

Announcements

No announcement, circular or other publicity in connection with the subject matter of this agreement (other than as permitted by this agreement) shall be made prior to Completion by or on behalf of the Sellers and the Buyer without the approval of the other (such approval not to be unreasonably withheld or delayed).

13.

Further Assurance

13.1

The Sellers shall promptly execute and deliver all such documents, and do all such things, as may be reasonably required from time to time to give full effect to the provisions of this agreement.

13.2

From the date of this Agreement the Buyer and its accountants and agents shall be allowed unrestricted access to the Property and all the books of account and other records of the Company and the Sellers shall promptly supply, and will instruct the officers and employees of the Company promptly to supply, any information required by the Buyer or its accountants and agents relating to the Company.

14.

Assignment

14.1

Except as provided otherwise in this agreement, no party may assign, or grant any Encumbrance or security interest over, any of its rights under this agreement or any document referred to in it.

14.2

Each party that has rights under this agreement is acting on its own behalf.

14.3

The Buyer may assign its rights, but not its obligations, under this agreement (or any document referred to in this agreement) to any member of its Group or to any person to whom it transfers the Sale Shares.

14.4

If there is an assignment:

14.4.1

the Sellers may discharge their obligations under this agreement to the assignor until they receive notice of the assignment; and

14.4.2

the assignee may enforce this agreement as if it were a party to it, but the Buyer shall remain liable for any obligations under this agreement.

15.

Whole Agreement

15.1

This agreement, and any document referred to in it, constitute the whole agreement between the parties and supersede all previous agreements between the parties relating to its subject matter they cover.

15.2

Nothing in this clause 15 shall limit or exclude any liability for fraud.

16.

Variation And Waiver

16.1

Any variation of this agreement shall be in writing and signed by or on behalf of the parties.

16.2

Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and to the circumstances for which it is given, and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

16.3

A party that waives a right in relation to one party, or takes or fails to take any action against that party, does not affect its rights in relation to any other party.

16.4

No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy, or shall prevent any future exercise in whole or in part thereof.

16.5

No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

16.6

Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

17.

Costs

Unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

18.

Notice

18.1

A notice or other communication given to a party under this agreement:

18.1.1

shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

18.1.2

shall be sent for the attention of the person, and to the address or fax number specified in this clause 18 (or such other address, fax number or person as the party may notify to the others, in accordance with the provisions of this clause 18); and

18.1.3

shall be:

18.1.3.1

delivered personally; or

18.1.3.2

delivered by commercial courier; or

18.1.3.3

sent by fax; or

18.1.3.4

sent by pre-paid first-class post or recorded delivery; or

18.1.3.5

sent by airmail requiring signature on delivery.

18.2

The addresses for service of notice are as follows:

18.2.1

in relation to the Buyer addressed to Martin Thorp at the Buyer’s registered office address; and

18.2.2

in relation to the Sellers addressed to Martin Lee Corbett at 12 Lon Yr Ysgol, Caerwys, Flintshire CH7 5PZ.

18.3

Any notice or other communication shall be deemed to have been duly received:

18.3.1

if delivered personally, at the time of delivery; or

18.3.2

if sent by pre-paid first-class post or recorded delivery, 9.00 am two Business Days from the date of posting; or

18.3.3

if delivered by commercial courier, on the date and at the time of signature of the courier’s delivery receipt; or

18.3.4

if sent by fax, at the time of transmission; or

18.3.5

if sent by registered airmail, 9.00 am five Business Days after posting.

18.4

For the purposes of this clause 18:

18.4.1

all times are to be read as local time in the place of deemed receipt; and

18.4.2

if deemed receipt under this clause 18 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on any Business Day), the notice or other communication is deemed to have been received when business next starts in the place of receipt.

18.5

To prove service it is sufficient to prove that:

18.5.1

if sent by fax, the notice or other communication was transmitted by fax to the fax number of the party; or

18.5.2

if sent by post, the envelope containing the notice or other communication was properly addressed and posted.

18.6

The provisions of this clause 18 shall not apply to the service of any proceedings or other documents in any legal action.

18.7

For the avoidance of doubt, a notice or other communication under this agreement shall not be validly served if sent by e-mail.

19.

Interest On Late Payment

19.1

Where a sum is required to be paid under this agreement (other than under the Tax Covenant) but is not paid before or on the date the parties agreed, the party due to pay the sum shall also pay interest on that sum for the period beginning with that date and ending with the date the sum is paid (and the period shall continue after as well as before judgment).

19.2

The rate of interest shall be 4% per annum above the base lending rate for the time being of Barclays Bank PLC. Interest shall accrue on a daily basis and be compounded quarterly.

19.3

This clause 19 is without prejudice to any claim for interest under the law.

20.

Severance

20.1

If any provision of this agreement (or part of any provision) is found by any court or other body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

20.2

If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

21.

Agreement Survives Completion

This agreement (other than obligations that have already been fully performed) remains in full force after Completion.

22.

Third Party Rights

22.1

Subject to clause 22.2, this agreement and the documents referred to in it are made for the benefit of the parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, anyone else.

22.2

The following provisions are intended to benefit future buyers of Sale Shares from the Buyer and, where they are identified in the relevant clauses, the Company and shall be enforceable by them to the fullest extent permitted by law:

22.2.1

Clause 6 and Schedule 4, subject to Clause 7;

22.2.2

Clause 8 and Schedule 7;

22.2.3

Clause 9;

22.2.4

Clause 10; and

22.2.5

Clause 12.

22.3

Each of the parties represents to the others that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under, this agreement are not subject to the consent of any person that is not a party to this agreement.

23.

Successors

The rights and obligations of the parties shall continue for the benefit of and shall be binding on their respective successors and assigns.

24.

Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

25.

Governing Law And Jurisdiction

25.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

25.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of this agreement.

Schedule 1

Apportionment of Purchase Price

Seller	Sale shares	Cash	Consideration shares in Verta Energy Trading Limited	Completion accounts	Share of earn-out
Martin Lee Corbett	5 ordinary shares of £1	£250,000	71 ordinary shares	50%	50%
Katie Corbett	5 ordinary shares of £1	£250,000	71 ordinary shares	50%	50%
TOTAL:	10 ordinary shares of £1	£500,000	142 ordinary shares with a deemed value of £400,000	100%	100%

Schedule 2

Particulars of the Company

Registered name:	M L Oils Limited
Registered number:	05516709
Registered office:	45 Vale Street, Denbigh, Denbighshire, LL16 3AH
Type of company:	Private company limited by shares
Place of incorporation:	England and Wales
Issued share capital:	Ordinary shares: £10 (10 shares of £1 each)
Registered shareholders:	Martin Lee Corbett: 5 ordinary shares Katie Corbett: 5 ordinary shares
Directors:	Martin Lee Corbett of 12 Lon Yr Ysgol, Caerwys, Flintshire, CH7 5PZ, United Kingdom Geoffrey Graham of 37 Accar Y Forwyn, Denbigh, Denbighshire, LL16 3PW, United Kingdom
Company secretary:	Geoffrey Graham of 37 Accar Y Forwyn, Denbigh, Denbighshire, LL16 3PW, United Kingdom
Subsidiaries:	None
Other offices:	None
Details of charges:	Debenture created on 24.1.07 in favour of National Westminster Bank plc

Schedule 3

Completion

Part 1 - What the Sellers shall deliver to the Buyer at Completion

At Completion, the Sellers shall deliver, or cause to be delivered, to the Buyer the following:

1.1

Transfers of the Sale Shares executed by the registered holders in favour of the Buyer or its nominees;

1.2

The share certificates for the Sale Shares in the names of the registered holders or an indemnity in the agreed form for any lost certificates;

1.3

In relation to the Company, the statutory registers and minute books (written up to the time of Completion), the common seal, certificate of incorporation and any certificates of incorporation on change of name;

1.4

The written resignation, executed as a deed and in the agreed form, of Geoffrey Graham as a director and the secretary of the Company;

1.5

The written resignation of Jones & Graham, Chartered Accountants as auditors of the Company accompanied by:

1.5.1

a statement in accordance with section 519 of the Companies Act 2006 that there are no circumstances connected with the auditors’ resignation which should be brought to the notice of the members or creditors of the Company; and

1.5.2

a written assurance that the resignation and statement have been, or will be, deposited at the registered office of the Company in accordance with section 519 of the Companies Act 2006;

1.6

Signed copies of resolutions of the Company in a form appropriate for filing at Companies House to adopt new articles of association of the Company in the form the Buyer requires;

1.7

A copy of the new articles of association of the Company appropriate for filing at Companies House;

1.8

Signed copies of resolutions of ML Oils Collections Limited in a form appropriate for filing at Companies House to change the name of that company to a name not including the words “ML Oils”;

1.9

All title deeds and other documents relating to the Properties as listed in the Disclosure Letter;

1.10

Evidence, in agreed form, that any indebtedness or other liability of the kind described in paragraph 12 of Part 1 of Schedule 4 has been discharged;

1.11

Evidence, in agreed form, that the Company has been discharged from any responsibility for the indebtedness, or for the default in the performance of any obligation, of any other person;

1.12

All charges, mortgages, debentures and guarantees to which the Company is a party and, in relation to each such instrument and any covenants connected with it:

1.12.1

a sealed discharge or release in the agreed form; and

1.12.2

if applicable, a sworn and completed Form MG02 (statement of satisfaction in full or in part of the mortgage or charge);

1.13

Duly executed counterparts of:

1.13.1

the ML Oils Collections Supply Agreement;

1.13.2

the Kenneth Anthony Goundry Supply Agreement;

1.13.3

the David Corbett Supply Agreement;

1.13.4

the Lease; and

1.13.5

the Service Agreement; and

1.13.6

the shareholders agreement between the Parties with respect to the Buyer; and

1.14

If the Buyer’s lenders so require, a duly executed charge, mortgage, debenture, guarantee or other security in relation to the Company and its assets in a form provided by the Buyer.

Part 2 - Matters for the board meetings at Completion

The Sellers shall cause a board meeting of the Company to be held at Completion at which the following matters shall take place:

1.15

A resolution to register the transfer of the Sale Shares shall be passed at such board meeting of the Company, subject to the transfers being stamped at the cost of the Buyer;

1.16

Geoffrey Graham shall resign as a director and the company secretary of the Company with effect from the end of the relevant board meeting;

1.17

Martin Corbett shall resign as a director of the Company with effect from the end of the relevant board meeting;

1.18

Jones & Graham, Chartered Accountants shall resign as auditors of the Company with effect from the end of the relevant board meeting;

1.19

Stephen Padgett, Martin Thorp, Gary Hudson and Paul Watts shall be appointed as directors of the Company to take office at the close of the meeting;

1.20

Jane Walton shall be appointed as secretary of the Company with effect from the close of the meeting;

1.21

KPMG Audit LLP shall be appointed as the new auditors of the Company with effect from the end of the relevant board meeting;

1.22

All the existing instructions and authorities in relation to the operation of the bank account(s) of the Company with ML Oils Limited shall be revoked and replaced with new instructions and authorities to HSBC Bank plc in the form the Buyer requires;

1.23

The accounting reference date of the Company shall be changed to 31 October; and

1.24

The Company’s execution of the ML Oils Collections Supply Agreement, the Kenneth Anthony Goundry Supply Agreement, the David Corbett Supply Agreement, the Lease and the Service Agreement be approved and such written resolutions of the Company’s as are required are passed.

Schedule 4

Warranties

Part 1 - General Warranties

1.

Power To Sell The Company

1.1

The Sellers have all requisite power and authority to enter into and perform this agreement in accordance with its terms and the other documents referred to in it.

1.2

This agreement and the other documents referred to in it constitute (or shall constitute when executed) valid, legal and binding obligations on the Sellers in the terms of the agreement and such other documents.

1.3

Compliance with the terms of this agreement and the documents referred to in it shall not breach or constitute a default under any of the following:

1.3.1

any agreement or instrument to which any of the Sellers is a party or by which any of them is bound; or

1.3.2

any order, judgment, decree or other restriction applicable to any of the Sellers.

2.

Shares In The Company

2.1

The Sale Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid.

2.2

The Sellers are the legal and beneficial owners of the Sale Shares.

2.3

The Sale Shares are free from all Encumbrances.

2.4

No right has been granted to any person to require the Company to issue any share capital and no Encumbrance has been created in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company.

2.5

No commitment has been given to create an Encumbrance affecting the Sale Shares (or any unissued shares or debentures or other unissued securities of the Company) or for any of them to issue any share capital and no person has claimed any rights in connection with any of those things.

2.6

The Company:

2.6.1

does not hold or beneficially own, and has not agreed to acquire, any securities of any corporation; or

2.6.2

 is not and has not agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

2.6.3

does not have, outside its country of incorporation, any branch or permanent establishment; or

2.6.4

has not allotted or issued any securities that are convertible into shares.

2.7

The Company has not at any time:

2.7.1

purchased, redeemed or repaid any of its own share capital; or

2.7.2

given any financial assistance in contravention of any applicable law or regulation.

2.8

All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its memorandum, articles of association, all applicable laws and regulations and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

3.

Information

3.1

All information contained in the Disclosure Letter and all information provided by the Sellers and their advisers to the Buyer and its advisers in the course of negotiations is complete, accurate and not misleading.

3.2

The particulars relating to the Company in this agreement are accurate and not misleading.

3.3

There is no information that has not been Disclosed which, if Disclosed, might reasonably affect the willingness of the Buyer to buy the Sale Shares on the terms of this agreement.

4.

Compliance With Laws

4.1

The Company has at all times conducted its business in accordance with its memorandum and articles of association and with all applicable laws and regulations.

5.

Licences And Consents

5.1

The Company has all necessary licences, consents, permits and authorities necessary to carry on its business in the places and in the manner in which its business is now carried on, all of which are valid and subsisting.

5.2

There is no reason why any of those licences, consents, permits and authorities should be suspended, cancelled, revoked or not renewed on the same terms.

6.

Insurance

6.1

The insurance policies maintained by or on behalf of the Company provide full indemnity cover against all losses and liabilities, including business interruption and other risks that are normally insured against by a person carrying on the same type of business as the Company.

6.2

The particulars of those insurance policies set out in the Disclosure Letter are accurate and not misleading.

6.3

There are no material outstanding claims under, or in respect of the validity of, any of those insurance policies and, so far as the Sellers are aware, there are no circumstances likely to give rise to any claim under any of those insurance policies.

6.4

All the insurance policies are in full force and effect, are not void or voidable, nothing has been done or not done which could make any of them void or voidable and Completion will not terminate, or entitle any insurer to terminate, any such policy.

7.

Power Of Attorney

7.1

There are no powers of attorney in force given by the Company and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of business of the Company.

8.

Disputes And Investigations

8.1

The Company nor any person for whom the Company is vicariously liable:

8.1.1

is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency (except for debt collection in the normal course of business); or

8.1.2

is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body.

8.2

No director of the Company is, to the extent that it relates to the business of the Company, engaged in or subject to any of the matters mentioned in paragraph 8.1 of Schedule 4.

8.3

No such proceedings, investigation or inquiry as are mentioned in paragraph 8.1 and paragraph 8.2 of Schedule 4 have been threatened or are pending and there are no circumstances likely to give rise to any such proceedings.

8.4

The Company not affected by any existing or pending judgments or rulings and have not given any undertakings arising from legal proceedings to a court, governmental agency, regulator or third party.

9.

Defective Products

9.1

The Company has not manufactured or sold any products which were, at the time they were manufactured or sold, faulty or defective or did not comply with warranties or representations expressly made or implied by or on behalf of the Company.

10.

Competition

10.1

The definition in this paragraph 10.1 applies in this agreement.

Competition Law:

the national and directly effective legislation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers.

10.2

The Company is not engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which the Company conducts business and no Director is engaged in any activity which would be an offence or infringement under any such Competition Law.

10.3

The Company is not affected by any existing or pending decisions, judgments, orders or rulings of any relevant government body, agency or authority responsible for enforcing the Competition Law of any jurisdiction and neither the Company has given any undertakings or commitments to such bodies which affect the conduct of any business carried on at Completion of the Company.

10.4

The Company is not in receipt of any payment, guarantee, financial assistance or other aid from the government or any state body which was not, but should have been, notified to the European Commission under Article 88 of the EC Treaty or Article 108 of the Treaty on the Functioning of the European Union for a decision declaring such aid to be compatible with the Internal Market.

11.

Contracts

11.1

The definition in this paragraph 11.1 applies in this agreement:

Material Contract:	an agreement or arrangement to which the Company is a party or is bound by and which is of material importance to the business, profits or assets of the Company.

11.2

Except for the agreements and arrangements Disclosed, the Company is not a party to or subject to any agreement or arrangement which:

11.2.1

is a Material Contract; or

11.2.2

is of an unusual or exceptional nature; or

11.2.3

is not in the ordinary and usual course of business of the Company; or

11.2.4

may be terminated as a result of any Change of Control of the Company; or

11.2.5

restricts the freedom of the Company to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

11.2.6

involves agency or distributorship; or

11.2.7

involves partnership, joint venture, consortium, joint development, shareholders or similar arrangements; or

11.2.8

is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into; or

11.2.9

cannot be readily fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort; or

11.2.10

involves or is likely to involve an aggregate consideration payable by or to the Company in excess of £25,000; or

11.2.11

requires the Company to pay any commission, finders’ fee, royalty or the like; or

11.2.12

is for the supply of goods and/or services by or to the Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given; or

11.2.13

is not on arm’s-length terms; or

11.2.14

provides for payments or other dealings in or calculated by reference to the euro or which will otherwise be affected by the changes arising from European Monetary Union.

11.3

Each Material Contract is in full force and effect and binding on the parties to it. The Company has not defaulted under or breached a Material Contract and:

11.3.1

no other party to a Material Contract has defaulted under or breached such a contract; and

11.3.2

no such default or breach by the Company or any other party is likely or has been threatened.

11.4

No notice of termination of a Material Contract has been received or served by the Company and there are no grounds for determination, rescission, avoidance, repudiation or a material change in the terms of any such contract.

11.5

There are no agreements or arrangements to which the Company is subject that involve obligations or liabilities that ought reasonably to be made known to the Buyer.

12.

Transactions With The Sellers

12.1

There is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company and any of the following:

12.1.1

 any of the Sellers or any person Connected with any of the Sellers; or

12.1.2

any director of a member of a Group of the Company or any person Connected with such a member or director.

12.2

 None of the Sellers, nor any person Connected with any of the Sellers is entitled to a claim of any nature against the Company, or has assigned to any person the benefit of a claim against the Company to which the Sellers or a person Connected with the Sellers would otherwise be entitled.

13.

Finance And Guarantees

13.1

No guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement has been given by or entered into by the Company or any third party in respect of borrowings or other obligations of the Company or any other person.

13.2

The Company does not have any outstanding loan capital, or has lent any money that has not been repaid, and there are no debts owing to the Company other than debts that have arisen in the normal course of business.

13.3

The Company has not:

13.3.1

factored any of its debts or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts; or

13.3.2

waived any right of set-off it may have against any third party.

13.4

All debts (less any provision for bad and doubtful debts) owing to the Company reflected in the Accounts and all debts subsequently recorded in the books of the Company have either been realised prior to the date of this agreement or will, within three months after the date of this agreement, realise in cash their full amount as included in those Accounts or books and none of those debts nor any part of them has been outstanding for more than two months from its due date for payment.

13.5

Full particulars of all money borrowed by the Company (including full particulars of the terms on which such money has been borrowed) have been Disclosed.

13.6

No indebtedness of the Company is due and payable and no security over any of the assets of the Company is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise. The Company has not received any notice whose terms have not been fully complied with and/or carried out from any creditor requiring any payment to be made and/or intimating the enforcement of any security which it may hold over the assets of the Company.

13.7

Having regard to the existing banking and other facilities available to it, the Company has sufficient working capital for the purposes of:

13.7.1

continuing to carry on its business in its present form and at its present level of turnover for the next 12 months; and

13.7.2

executing, carrying out and fulfilling in accordance with their respective terms all orders, projects and contractual obligations that have been placed with or undertaken by the Company.

14.

Insolvency

14.1

The Company:

14.1.1

is not insolvent and is not unable to pay its debts within the meaning of the Insolvency Act 1986 or any other insolvency legislation applicable; and

14.1.2

has not stopped paying its debts as they fall due.

14.2

No step has been taken in any applicable jurisdiction to initiate any process by or under which:

14.2.1

the ability of the creditors of the Company, to take any action to enforce their debts is suspended, restricted or prevented; or

14.2.2

some or all of the creditors of the Company accept, by agreement or in pursuance of a court order, an amount less than the respective sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the Company; or

14.2.3

a person is appointed to manage the affairs, business and assets of the Company, on behalf of the creditors of the Company; or

14.2.4

the holder of a charge over all or any of the assets of the Company is appointed to control the business and/or all or any assets of the Company.

14.3

In relation to the Company:

14.3.1

no administrator has been appointed;

14.3.2

no documents have been filed with the court for the appointment of an administrator; and

14.3.3

no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986).

14.4

No process has been initiated which could lead to the Company being dissolved and its assets being distributed among the creditors, shareholders or other contributors.

14.5

No distress, execution or other process has been levied on an asset of the Company.

15.

Assets

15.1

The Company is the full legal and beneficial owner of, and has good and marketable title to, all the assets included in the Accounts, any assets acquired since the Accounts Date and all other assets used by the Company except for those disposed of since the Accounts Date in the normal course of business.

15.2

None of the assets shown in the Accounts or acquired by the Company since the Accounts Date or used by the Company is the subject of any lease, lease-hire agreement, hire-purchase agreement or agreement for payment on deferred terms or is the subject of any licence or factoring arrangement.

15.3

The Company is in possession and control of all the assets included in the Accounts or acquired since the Accounts Date, and all other assets used by the Company, except for those Disclosed as being in the possession of a third party in the normal course of business.

15.4

None of the assets, undertaking or goodwill of the Company is subject to an Encumbrance, or to any agreement or commitment to create an Encumbrance, and no person has claimed to be entitled to create such an Encumbrance.

15.5

The assets of the Company comprise all the assets necessary for the continuation of its business in the manner in which such business is carried on at the Accounts Date and as at Completion.

16.

Condition Of Plant And Equipment And Stock-in-trade

16.1

The plant, machinery, equipment and vehicles used in connection with any business carried on at Completion by the Company:

16.1.1

are in good working order and have been regularly and properly maintained;

16.1.2

are capable and will continue to be capable of doing the work for which they were designed; and

16.1.3

are not surplus to the current or proposed requirements of the Company.

16.2

The stock-in-trade (including work in progress) of the Company is in good condition and is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without discount, rebate or allowance to a buyer.

16.3

The stock-in-trade (including work-in-progress) of the Company is not excessive and is adequate in relation to the current trading requirements of the Company, and none of the stock is obsolete, slow moving, unusable, unmarketable or includes returned goods.

16.4

The stock-in-trade of the Company complies fully and will, on sale by the Company in the ordinary course and usual course of its business, comply fully with all applicable laws, regulations, standards (including British and European Union standards) and specifications agreed with customers.

17.

Environment

17.1

The definitions in this paragraph 17.1 apply in this agreement.

CRC:	the CRC Energy Efficiency Scheme established by the CRC Order;
CRC Order:	the CRC Energy Efficiency Scheme Order 2010 (SI 2010/768);
Environment:

the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media;

Environmental and Health and Safety Laws:

all applicable laws, statutes, regulations, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes which are legally binding and in force as at the date of this agreement in so far as they relate to or apply to the Environment or the health and safety of any person;

Environmental and Health and Safety Matters:

all matters relating to:

(a)

pollution or contamination of the Environment; or

(b)

the presence, existence, disposal, release, spillage, deposit, escape, discharge, leak, migration or emission of Hazardous Substances or Waste; or

(c)

the exposure of any person to any Hazardous Substances or Waste; or

(d)

the health and safety of any person, including any accidents, injuries, illnesses and diseases; or

(e)

the creation or existence of any noise, vibration, odour, radiation, common law or statutory nuisance or other adverse impact on the Environment; or

(f)

the condition, protection, maintenance, remediation, reinstatement, restoration or replacement of the Environment or any part of it;

Environmental and Health and Safety Permits:

any permits, licences, consents, certificates, registrations, notifications or other authorisations required under any Environmental and Health and Safety Laws for the operation of the Company or in relation to any of the Properties;

Harm:	harm to the Environment, and in the case of man includes offence caused to any of his senses or harm to his property;
Hazardous Substances:	any material, substances or organisms which, alone or in combination with others, are capable of causing Harm, including radioactive substances and asbestos containing materials;
Phase:	has the meaning given to it in article 3 of the CRC Order;
Qualification Day:	has the meaning given to it by the CRC Order;
Qualification Year:	has the meaning given to it by the CRC Order;
undertaking and subsidiary undertaking:	mean, for the purposes of this paragraph only, an “undertaking” and a “subsidiary undertaking” as defined in the CRC Order;
Waste:

any waste, including any by-product of an industrial process, and anything which is discarded, disposed of, spoiled, abandoned, unwanted or surplus, irrespective of whether it is capable of being recovered or recycled or has any value.

17.2

The Company has obtained and have at all times complied with all Environmental and Health and Safety Permits, all Environmental and Health and Safety Permits are in full force and effect, and there are no facts or circumstances that may lead to the revocation, suspension, variation, non-renewal of Environmental and Health and Safety Permits.

17.3

The Company has at all times complied with all Environmental and Health and Safety Laws and there are no facts or circumstances which may lead to any breach of or liability under any Environmental and Health and Safety Laws.

17.4

All information provided by or on behalf of the Company to any relevant enforcement authority, and all records and data required to be maintained by the Company under the provisions of any Environmental and Health and Safety Laws are complete and accurate.

17.5

There are no Hazardous Substances at, on or under, nor have any Hazardous Substances been emitted, escaped or migrated from, any of the Properties.

17.6

There are and have been no landfills, underground storage tanks or mining operations, uncontained or unlined storage treatment or disposal areas for Hazardous Substances or Waste (whether permitted by Environmental and Health and Safety Laws or otherwise) present or carried out at, on or under any of the Properties or within 200 metres of any of the Properties. There are no polychlorinated biphenyls or asbestos containing materials at, on or under any of the Properties.

17.7

There have been no claims, investigations, prosecutions or other proceedings against or threatened against the Company or any of its respective directors, officers or employees in respect of Harm arising from the operation of the Company or occupation of any of the Properties or for any breach or alleged breach of any Environmental and Health and Safety Permits, Environmental and Health and Safety Laws and there are no facts or circumstances which may lead to any such claims, investigations, prosecutions or other proceedings. At no time has the Company received any notice, communication or information alleging any liability in relation to any Environmental and Health and Safety Matters or that any works are required.

17.8

The Company has not received any enforcement, prohibition, stop, remediation, improvement or any other notice from any enforcement authority, including the Environment Agency, the Health and Safety Executive and the relevant local authority, with regard to any breach or alleged breach of any Environmental and Health and Safety Laws.

17.9

The Company has adequate employers’ liability and public liability insurance cover in respect of its business and the Properties. No claims have been made or are contemplated under any such insurance cover.

17.10

Copies of all:

17.10.1

current Environmental and Health and Safety Permits;

17.10.2

environmental and health and safety policy statements;

17.10.3

reports in respect of environmental and health and safety audits, investigations or other assessments;

17.10.4

records of accidents, illnesses and reportable diseases;

17.10.5

assessments of substances hazardous to health;

17.10.6

correspondence between the Company and any relevant enforcement authority; and

17.10.7

copies or details of all waste disposal contracts,

relating to the Company or any of the Properties have been disclosed to the Buyer and all such statements, reports, investigations, assessments, records, correspondence and other information are complete and accurate and are not misleading.

17.11

The Company has not otherwise attempted to apportion any liabilities, duties or obligations that arise under Environmental and Health and Safety Laws.

17.12

The Company has complied with the requirements of the:

17.12.1

Producer Responsibility (Packaging Waste) Regulations 2007;

17.12.2

Waste Electrical and Electronic Equipment Regulations 2006; and

17.12.3

Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment Regulations 2008,

and full details of those requirements have been disclosed to the Buyer.

17.13

All information provided by or on behalf of the Sellers and/or any of their advisers to the Buyer and/or any of its advisers:

17.13.1

regarding the supply of energy to the Company and any undertakings that were subsidiary undertakings of the Company on the Qualification Day of the current Phase or at any time during the current Phase of the CRC; and

17.13.2

otherwise in connection with the CRC,

is, at the date of this agreement, complete, accurate and not misleading.

17.14

The Company and its subsidiary undertakings as at the Qualification Day of the current Phase, met the qualification criteria set out in the CRC Order during the Qualification Year of the current Phase or any part of that year.

17.15

The Company is required to participate in the current Phase of the CRC.

17.16

The Company has at all times complied with the requirements of all Environmental and Health and Safety Laws relating to the CRC and there are no facts or circumstances which may lead to any breach of or liability under such Environmental and Health and Safety Laws.

17.17

There have been no audits, notices, claims, investigations, prosecutions or other proceedings against or threatened against the Company or any of their respective directors, officers or employees in respect of the CRC and there are no facts or circumstances which may lead to any such audits, notices, claims, investigations, prosecutions or other proceedings.

17.18

Copies of the registration and evidence pack relating to the participation of the Company in the current Phase of the CRC have been disclosed to the Buyer and all such documents are, as at the date of this agreement, complete, accurate and not misleading.

17.19

All records and data required to be maintained by the Company under the CRC are, at the date of this agreement, complete, accurate and not misleading.

18.

Intellectual Property

18.1

The definition in this paragraph applies in this agreement.

Intellectual Property Rights:

patents, rights to inventions, copyright and related rights, trade marks and service marks, trade names and domain names,  rights to goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

18.2

With the exception of rights in confidential information, no Intellectual Property Rights are owned, used, or held for use by the Company, in connection with any business carried on at Completion by the Company. In relation to rights in confidential information:

18.2.1

 the Company have not disclosed or permitted to be disclosed any such information (other than to the extent necessary in the ordinary course of business or for the purpose of disclosure to their professional advisers) to any person except the Buyer; and

18.2.2

 the Company do not own rights in any confidential information which may be capable of patent protection or which, if disclosed other than subject to conditions of confidentiality, might have a material adverse effect on any business carried on at Completion by the Company.

18.3

The activities of the Company, and of any licensee of Intellectual Property Rights granted by the Company, have not infringed, nor are they likely to infringe any Intellectual Property Rights of any third party. No such activities constitute, have constituted or are likely to constitute, any breach of confidence, passing off or actionable unfair competition in any jurisdiction. No such activities give or have given rise to any obligation to pay any royalty, fee, compensation or any other sum.

19.

Information Technology

19.1

The definitions in this paragraph 19.1 apply in this agreement:

IT System:

all computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or to the Company.

19.2

The Company is the owner of the IT System free from Encumbrances and all other rights exercisable by third parties. The Company has obtained all necessary rights from third parties to enable them to make exclusive and unrestricted use of the IT System.

19.3

The elements of the IT System:

19.3.1

are functioning properly and in accordance with all applicable specifications;

19.3.2

are not defective in any respect;

19.3.3

have sufficient capacity and performance to meet the current and foreseeable business requirements carried on at Completion of the Company;

19.3.4

have not been and will not be affected by any changes in dates (past, present or future); and

19.3.5

are capable of performing functions in multiple currencies, including the euro.

20.

Data Protection

20.1

The Company has fully complied with the requirements of all applicable legislation concerning rights in respect of privacy and personal data.

21.

Employment

21.1

The definitions in this paragraph 21.1 apply in this agreement:

Employment Legislation:

legislation applying in England and Wales affecting contractual or other relations between employers and their employees or workers including, but not limited to, any legislation and any amendment, extension or re-enactment of such legislation and any claim arising under European treaty provisions or directives enforceable against the Company by any Employee or Worker;

Employees:	the persons employed by the Company under a contract of employment;
Worker:	any person who personally performs work for the Company but who is not in business on their own account or in a client/customer relationship.

21.2

The name of each Director is set out in Schedule 2.

21.3

The Disclosure Letter includes anonymised details of all Employees and Workers of the Company, the particulars of each Employee and Worker and the principal terms of their contract including:

21.3.1

the company which employs or engages them;

21.3.2

their current remuneration (including any benefits that the Company is bound to provide to them or their dependants, whether now or in the future);

21.3.3

the commencement date of each contract and, if an Employee, the date on which continuous service began;

21.3.4

the length of notice necessary to terminate each contract or, if a fixed term, the expiry date of the fixed term and details of any previous renewals;

21.3.5

the type of contract (whether full or part-time or other);

21.3.6

their date of birth;

21.3.7

any country in which the Employee or Worker works or performs services and/or is paid, if the Employee or Worker works or is paid outside England and Wales; and

21.3.8

the law governing the contract, if the Employee or Worker works or is paid outside England and Wales.

21.4

The Disclosure Letter includes anonymised details of all persons who are not Workers and who are providing services to the Company under an agreement which is not a contract of employment with the Company (including, in particular, where the individual acts as a consultant or is on secondment from another company) and the particulars of the terms on which the individual provides services, including:

21.4.1

the company which engages them;

21.4.2

the remuneration of each individual (including any benefits and privileges that the Company is bound to provide) to them or their dependants, whether now or in the future;

21.4.3

the length of notice necessary to terminate each agreement or, if a fixed term, the expiry date of the fixed term and details of any previous renewals;

21.4.4

any country in which the individual provides services, if the individual provides services wholly or mainly outside England and Wales; and

21.4.5

the law governing the agreement, if the individual provides services wholly or mainly outside England and Wales.

21.5

The Disclosure Letter includes anonymised details of all Employees and Workers of the Company who are on secondment, maternity, paternity, adoption or other leave or who are absent due to ill-health or for any other reason.

21.6

No notice to terminate the contract of employment of any Employee or Worker of the Company (whether given by the relevant employer or by the Employee or Worker) is pending, outstanding or threatened and no dispute under any Employment Legislation or otherwise is outstanding between:

21.6.1

 the Company and any of its current or former Employees relating to their employment, its termination or any reference given by the Company regarding them; or

21.6.2

 the Company and any of its current or former Workers relating to their contract, its termination or any reference given by the Company regarding them.

21.7

No questionnaire has been served on the Company by an Employee or Worker under any Employment Legislation which remains unanswered in full or in part.

21.8

Every Employee or Worker of the Company who requires permission to work in the United Kingdom has current and appropriate permission to work in the United Kingdom.

21.9

No offer of employment or engagement has been made by the Company that has not yet been accepted, or which has been accepted but where the employment or engagement has not yet started.

21.10

The acquisition of the Sale Shares by the Buyer and compliance with the terms of this agreement will not entitle any Directors, officers or Employees of the Company to terminate their employment or receive any payment or other benefit.

21.11

All contracts between the Company and its Employees and Workers are terminable at any time on not more than three months’ notice without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability on the part of the Company other than wages, commission or pension.

21.12

All contracts between the Company and its Directors, Employees or Workers comply with any relevant requirements of section 188 of the Companies Act 2006.

21.13

The Company is not a party to, is not bound by and is not proposing to introduce in respect of any of its Directors or Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any agreed procedure for redundancy selection.

21.14

The Company is not a party to, is not bound by and is not proposing to introduce in respect of any of its Directors, Employees or Workers any incentive scheme (including, without limitation, any share option arrangement, commission, profit sharing or bonus scheme).

21.15

The Company has not incurred any actual or contingent liability in connection with any termination of employment of its Employees (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any Employee.

21.16

The Company has not incurred any liability for failure to provide information or to consult with Employees under any Employment Legislation.

21.17

The Company has not made or agreed to make a payment and has not provided or agreed to provide a benefit to a present or former Director or officer, Employee or Worker or to their dependants in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

21.18

The Company is not involved in any material industrial or trade dispute or negotiation regarding a claim with any trade union, group or organisation of employees or their representatives representing Employees or Workers and there is nothing likely to give rise to such a dispute or claim.

21.19

No subject access requests made to the Company pursuant to the Data Protection Act 1998 by Employees or Workers are outstanding and the Company has complied with the provisions of the Data Protection Act 1998 in respect of all personal data held or processed by them relating to its Employees, Workers, and former Employees and Workers.

21.20

The Company has not in the last 12 months altered and it shall not alter (whether to take effect prior to, on or after the Completion Date) any of the terms of employment or engagement of any of the Employees or Workers (without the prior written consent of the Buyer).

21.21

The Company has not or shall not transfer or agree to transfer any Employee or Worker from working for the Company, induce any Employee or Worker to resign their employment with the Company (without the prior written consent of the Buyer).

21.22

There are no sums owing to or from any Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.

21.23

The Company has not offered, promised or agreed to any future variation in the contract of any Employee or Worker.

21.24

The Disclosure Letter includes true, complete and accurate:

21.24.1

anonymised copies of all contracts, handbooks, policies and other documents which apply to any of the Employees and Workers, identifying which applies to which individual; and

21.24.2

copies of all agreements or arrangements with any trade union, employee representative or body of employees or their representatives (whether binding or not) and details of any unwritten agreements or arrangements which may affect any Employee or Worker.

21.25

In respect of each Employee and Worker, the Company has:

21.25.1

performed all obligations and duties it is required to perform (and settled all outstanding claims), whether or not legally binding and whether arising under contract, statute, at common law or in equity or under any treaties including the EC Treaty, the Treaty on the Functioning of the European Union or laws of the European Union or otherwise;

21.25.2

complied with the terms of any relevant agreement or arrangement with any trade union, employee representative or body of employees or their representatives (whether binding or not); and

21.25.3

maintained adequate, suitable and up-to-date records.

21.26

No Employee is subject to a current disciplinary warning or procedure.

21.27

No employment related securities or securities options (as defined in Part 7 of the ITEPA 2003) (without limitation, including shares in the Company and options over them) have been issued, granted or transferred in respect of employment or office with the Company.

21.28

There are no securities, options over securities or interests in securities (other than those securities or options referred to in paragraph 21.27 above) in respect of which the Company may have to account for income tax or national insurance contributions liabilities (or equivalent obligations in any jurisdiction) of any Director, Employee or Worker.

22.

Property

22.1

The definitions in this paragraph 22.1 apply in this agreement:

Current Use:	the use for each Property as set out in Schedule 8;
Investment Lease:

a lease, underlease or occupational licence identified in Schedule 8 as being one to which a Property is subject, and all documents that are supplemental or collateral to such lease, underlease or occupational licence;

Previously-owned Land and Buildings:

land or buildings that have, at any time before the date of this agreement, been owned (under whatever tenure) and/or occupied and/or used by the Company, but which are either:

(a)

no longer owned, occupied or used by the Company; or

(b)

are owned, occupied or used by one of them but pursuant to a different lease, licence, transfer or conveyance;

Planning Legislation:	any primary or secondary legislation from time to time regulating the use or development of land;
Properties:	and Property means any one of them or any part or parts of any one of them;
Statutory Agreement:	an agreement or undertaking entered into under any legislation;
Tenant:	a tenant in whom an Investment Lease is currently vested.

22.2

The particulars of the Properties set out in Schedule 8 are true, complete and accurate.

22.3

The Properties are the only land and buildings owned, used or occupied by the Company.

22.4

The Company has no right of ownership, right of use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right, estate or interest in, or affecting any land or building other than the Properties.

22.5

Neither the Company, nor any company that is or has at any time been a subsidiary of the Company, has any actual or contingent liability in respect of Previously-owned Land and Buildings.

22.6

Neither the Company, nor any company that is or has at any time been a subsidiary of the Company, has given any guarantee or indemnity for any liability relating to any of the Properties, any Previously-owned Land and Buildings or any other land or buildings.

22.7

All written replies given by or on behalf of the Sellers or the Company in response to any written enquiries raised by or on behalf of the Buyer in relation to Properties were complete and accurate at the date they were given, and would still be complete and accurate if the replies were instead being given on the Completion Date.

22.8

The Company is the sole legal and beneficial owner of, and has a good and marketable title to, each Property in Schedule 8.

22.9

The Company identified as the owner of each Property in Schedule 8, is in possession and actual occupation of the whole of it on an exclusive basis, and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party, and the Company has not granted, or agreed to grant, any right of occupation or enjoyment in respect of the Properties to any third party.

22.10

The Sellers have in their possession and control and have Disclosed copies of all the title deeds and documents necessary to prove good and marketable title to the Properties.

22.11

All the documents of title to be delivered to the Buyer on the Completion Date shall be original documents, properly stamped with stamp duty and registered, where required.

22.12

Where title to any of the Properties is not registered at HM Land Registry, there is no caution against first registration of title and no event has occurred in consequence of which a caution against first registration of title could be effected.

22.13

There is no circumstance that could render any transaction affecting the title of the Company, to any of the Properties liable to be set aside under the Insolvency Act 1986.

22.14

There are no insurance policies relating to any issue of title affecting the Properties.

22.15

There are, appurtenant to each of the Properties, all rights and easements necessary for their Current Use and enjoyment (without restriction as to time or otherwise). Access for each of the Properties is over roads adopted by the local authority and maintained at public expense and such roads immediately abut the Properties at each point where access is gained.

22.16

The Properties (and the proceeds of sale from them) are free from:

22.16.1

any mortgage, debenture, charge (whether legal or equitable and whether fixed or floating), rent charge, lien or other right in the nature of security; and

22.16.2

any agreement for sale, estate contract, option, right of pre-emption or right of first refusal,

and there is no agreement or commitment to give or create any of them.

22.17

The Properties are not subject to the payment of any outgoings other than non-domestic local business rates and water and sewerage charges and all outgoings have been paid when due and none is disputed.

22.18

The Properties are not subject to any matters which are unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002 and unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002.

22.19

There are no covenants, restrictions, stipulations, easements, profits à prendre, wayleaves, licences, grants or other encumbrances (whether of a private or public nature, and whether legal or equitable) affecting the Properties which are of an onerous or unusual nature, or affect their value, or which conflict with the Current Use of the Properties.

22.20

All covenants, restrictions, stipulations and other encumbrances affecting the Properties have been fully observed and performed and no notice of any alleged breach has been received by the Company (or its predecessors in title).

22.21

There are no circumstances which (with or without taking other action) would entitle any third party to exercise a right of entry to, or take possession of, all or any part of the Properties, or which would in any other way affect or restrict the continued possession, enjoyment or use of any of the Properties.

22.22

There are no matters which are registered as local land charges or, although not registered, are capable of registration as local land charges.

22.23

The Company has not (nor has anyone on its behalf) expressly or impliedly waived any breach by any person of any covenant, agreement, restriction, stipulation or obligation relating to the Properties or of which the Properties have the benefit.

22.24

All of the Properties, other than the Investment Properties, are actively used by the Company in connection with its business. The Investment Properties are held by the Company as investments.

22.25

The Current Use of each of the Properties is the permitted use for the purposes of the Planning Legislation. Where applicable, the Current Use of each of the Properties is in accordance with the provisions of the Investment Lease.

22.26

All necessary building regulation consents have been obtained in relation to both the Current Use of the Properties and any alterations and improvements to them.

22.27

No claim or liability (contingent or otherwise) under the Planning Legislation in respect of the Properties, or any Statutory Agreement affecting the Properties, is outstanding, nor are the Properties the subject of a notice to treat or a notice of entry, and no notice, order resolution or proposal has been published for the compulsory acquisition, closing, demolition or clearance of the Properties, and the Company is not, aware of any matter or circumstances which would lead to any such notice, order, resolution or proposal.

22.28

All planning permissions, orders and regulations issued under the Planning Legislation, and all building regulations, consents and byelaws for the time being in force have been fully complied with in relation to the Properties.

22.29

The Company have complied with all applicable statutory and bye-law requirements, and all regulations, rules and delegated legislation, relating to the Properties and their Current Use.

22.30

Each of the Properties is in a good state of repair and condition and fit for the Current Use.

22.31

There are no development works, redevelopment works or fitting-out works outstanding in respect of any of the Properties.

22.32

None of the Properties has suffered from any of the following:

22.32.1

flooding; or

22.32.2

subsidence; or

22.32.3

heave; or

22.32.4

landslip; or

22.32.5

mining activities; or

22.32.6

structural defects; or

22.32.7

defects in the drains and services from time to time serving the Properties; or

22.32.8

dry rot, wet rot, rising damp or any infestation.

22.33

The Company has not, received any adverse report from any engineer, surveyor or other professional relating to any of the Properties and they are not aware of any predecessor in title having done so.

22.34

No notices, complaints or requirements have been issued or made (whether formally or informally) by any competent authority or undertaking exercising statutory or delegated powers in relation to any of the Properties, the Current Use of the Properties or any machinery, plant or equipment in them, and the Company is not, aware of any matter which could lead to any such notice, complaint or requirement being issued or made.

22.35

There exists no dispute between the Company and the owner or occupier of any other premises adjacent to or neighbouring the Properties and the Company does not expect, or is not aware of, any circumstances that may give rise to any such dispute after the date of this agreement.

22.36

There is no outstanding application for any consent under any Investment Lease.

22.37

There is no pending rent review under any Investment Lease.

23.

Accounts

23.1

The Accounts have been prepared in accordance with accounting standards, policies, principles and practices generally accepted in the UK and in accordance with the applicable law and regulation and give a true and fair view of state of affairs of the Company and of the profit and loss of the Company for the financial year ended on that date.

23.2

The Accounts:

23.2.1

make proper and adequate provision for all bad and doubtful debts, obsolete or slow-moving stock and for depreciation on fixed assets and for liabilities (including contingent liabilities) and Tax (including deferred Tax);

23.2.2

do not overstate the value of current or fixed assets; and

23.2.3

do not understate any liabilities (whether actual or contingent).

23.3

The Accounts are not affected by any unusual or non-recurring items or any other factor that would make the financial position and results shown by the Accounts unusual or misleading in any material respect.

23.4

The Accounts have been prepared on a basis consistent with the audited accounts of the Company for the two prior accounting periods without any change in accounting policies used.

23.5

The Management Accounts have been prepared on a basis consistent with that employed in preparing the Accounts and fairly represent the assets and liabilities and the profits and losses of the Company as at and to the date for which they have been prepared.

24.

Accounting, Financial And Other Records

24.1

All accounting, financial and other records of the Company (including the statutory books of the Company :

24.1.1

have been properly prepared, filed and maintained;

24.1.2

constitute an accurate record of all matters required by law to appear in them;

24.1.3

do not contain any material inaccuracies or discrepancies;

24.1.4

are in the possession of the Company; and

24.1.5

comply with all applicable laws.

24.2

No notice has been received or allegation made that any of those records are incorrect or should be rectified.

25.

Changes Since The Accounts Date

25.1

Since the Accounts Date:

25.1.1

 the Company has conducted its business in the normal course and as a going concern;

25.1.2

there has been no material adverse change in the turnover, financial position or prospects of the Company;

25.1.3

 the Company has not issued or agreed to issue any share or loan capital;

25.1.4

no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by the Company;

25.1.5

 the Company has not borrowed or raised any money or taken any form of financial security and no capital expenditure has been incurred on any individual item by the Company in excess of £25,000 and the Company has not acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item by the Company in excess of £25,000;

25.1.6

no shareholder resolutions of the Company have been passed other than as routine business at the annual general meeting;

25.1.7

there has been no abnormal increase or reduction of stock-in-trade;

25.1.8

none of the stock-in-trade reflected in the Accounts has realised an amount less than the value placed in it in the Accounts; and

25.1.9

 the Company has not offered price reductions, discounts or allowances on sales of stock-in-trade, or sold stock-in-trade at less than cost price.

26.

Effect Of Sale On Sale Shares

26.1

Neither the acquisition of the Sale Shares by the Buyer nor compliance with the terms of this agreement will:

26.1.1

cause the Company to lose the benefit of any right or privilege it presently enjoys; or

26.1.2

relieve any person of any obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company, or to exercise any right in respect of the Company; or

26.1.3

give rise to, or cause to become exercisable, any right of pre-emption over the Sale Shares; or

26.1.4

entitle any person to receive from the Company any finder’s fee, brokerage or other commission in connection with the purchase of the Sale Shares by the Buyer; or

26.1.5

result in any customer or supplier being entitled to cease dealing with the Company or to reduce substantially its existing level of business or to change the terms on which it deals with the Company; or

26.1.6

so far as the Sellers are aware, result in any officer or senior Employee leaving the Company; or

26.1.7

result in a breach of contract, law, regulation, order, judgment, injunction, undertaking, decree or other like imposition; or

26.1.8

result in the loss or impairment of or any default under any licence, authorisation or consent required by the Company for the purposes of its business; or

26.1.9

result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the assets of the Company; or

26.1.10

result in any present or future indebtedness of the Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the Company being withdrawn; or

26.1.11

entitle any person to acquire, or affect the entitlement of any person to acquire, shares in the Company.

27.

Retirement Benefits

27.1

The Company does not have any obligation (whether or not legally binding) to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits in respect of its past or present officers and Employees (Pensionable Employees) and no proposal or announcement has been made to any officer or employee of the Company about the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension, lump sum, death, ill-health, disability or accident benefit.

27.2

The Company has facilitated access for its Pensionable Employees to a designated stakeholder scheme as required by Section 3 of the Welfare Reform and Pensions Act 1999.

27.3

The Company has not discriminated against, or in relation to, any Pensionable Employee on grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, religion or belief in providing pension, lump-sum, death, ill-health, disability or accident benefits.

27.4

There are no former schemes which provided any pension, lump sum, death, ill-health, disability or accident benefit in respect of any past or present officers and employees of the Company.

Part 2 - Tax Warranties

1.

General

1.1

All notices, returns (including any land transaction returns), reports, accounts, computations, statements, assessments and registrations and any other necessary information submitted by the Company to any Taxation Authority for the purposes of Tax have been made on a proper basis, were submitted within applicable time limits, were accurate and complete when submitted and remain accurate and complete in all material respects. None of the above is, or is likely to be, the subject of any material dispute with any Taxation Authority.

1.2

All Tax (whether of the UK or elsewhere), for which the Company has been liable to account, has been duly paid (insofar as such Tax ought to have been paid).

1.3

The Company has, within applicable time limits, kept and maintained complete and accurate records, invoices and other information in relation to Tax as it is required or is prudent to keep and maintain. Such records, invoices and information form part of tax accounting arrangements that enable the tax liabilities of the Company. to be calculated accurately in all material respects.

1.4

The Company has complied within applicable time limits with all notices served on it and any other requirements lawfully made of it by any Taxation Authority.

1.5

The Company is not a large company within the meaning of regulation 3 of the Corporation Tax (Instalment Payment) Regulations 1998.

1.6

The Company has not received from any Taxation Authority any payment to which it was not entitled (and has not subsequently repaid to or settled with that Taxation Authority), or any notice in which its liability to Tax was understated.

1.7

The Company has not paid, within the period of seven years ending on the date of this agreement, and will not become liable to pay any penalty, fine, surcharge or interest charged by virtue of the TMA 1970 or any other Taxation Statute.

1.8

All Tax and national insurance contributions deductible and payable under the PAYE system and/or any other Taxation Statute has, so far as is required to be deducted, been deducted from all payments made (or treated as made) by the Company. All amounts due to be paid to the relevant Taxation Authority prior to the date of this agreement have been so paid, including, without limitation, all Tax chargeable on benefits provided for directors, employees or former employees of the Company or any persons required to be treated as such.

1.9

Proper records have been maintained in respect of all such deductions and payments, and all applicable regulations have been complied with.

1.10

The Disclosure Letter contains details (so far as they affect the Company) of all current dispensations agreed with the HMRC in relation to PAYE and all notifications given by the HMRC under section 65(6) of the ITEPA 2003.

1.11

The Company is not involved in any dispute with any Taxation Authority nor has within the past 12 months, been subject to any visit, audit, investigation, discovery or access order by any Taxation Authority. The Sellers are not aware of any circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made in the next 12 months.

1.12

The amount of Tax chargeable on the Company during any accounting period ending on or within the six years before Completion has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Taxation Authority.

1.13

All transactions in respect of which any clearance or consent was required from any Taxation Authority have been entered into by the Company after such consent or clearance has been properly obtained. Any application for such clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant clearance or consent.

1.14

The Company has duly submitted all claims, disclaimers and elections the making of which has been assumed for the purposes of the Accounts. No such claims, disclaimers or elections are likely to be disputed or withdrawn.

1.15

The Disclosure Letter contains full particulars of all matters relating to Tax in respect of which the Company is, or at Completion, will be entitled to:

1.15.1

make any claim (including a supplementary claim), disclaimer or election for relief under any Taxation Statute or other provision; and/or

1.15.2

appeal against any assessment or determination relating to Tax; and/or

1.15.3

apply for a postponement of Tax.

1.16

The Company is not nor will become liable to make to any person (including any Taxation Authority) any payment in respect of any liability to Tax which is primarily or directly chargeable against, or attributable to, any other person (other than the Company).

1.17

The Accounts make full provision or reserve within generally accepted accounting principles for any period ending on or before the date to which they were drawn up for all Tax assessed or liable to be assessed on the Company, or for which the Company is accountable at that date, whether or not the Company has (or may have) the right of reimbursement against any other person. Proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

1.18

The Company has sufficient records to determine the Tax consequence that would arise on any disposal or realisation of any asset owned at the Accounts Date or acquired since that date, but prior to Completion.

1.19

The Company has not entered into a Managed Payment Plan within the provisions of section sections 59F-G of the TMA 1970 nor into any arrangement with HMRC for the deferred payment of any liability to Tax.

1.20

The Company is not a qualifying company within the meaning of Schedule 46 to the Finance Act 2009.

2.

Chargeable Gains

2.1

The book value shown in or adopted for the purposes, of the Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise, does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible, in each case, disregarding any statutory right to claim any allowance or relief other than amounts deductible under section 38 of TCGA 1992.

3.

Capital Losses

3.1

No capital loss has accrued to the Company that is a loss within the meaning of either section 8 or section 16A of TCGA 1992.

4.

Capital Allowances

4.1

If any asset of the Company were disposed of at Completion for its book value as shown in, or adopted for the purpose of, the Accounts, or for the value of consideration actually given for it on its acquisition (if such asset were acquired since the Accounts Date), no balancing charge under CAA 2001 (or any other legislation relating to capital allowances) or similar clawback of relief in jurisdictions outside the UK would be made on the Company.

4.2

No event has occurred since the Accounts Date (otherwise than in the ordinary course of business) whereby any balancing charge may fall to be made against, or any disposal value may fall to be brought into account, by the Company under CAA 2001 (or any other legislation relating to any capital allowances) or similar legislation relating to relief for similar capital expenditure in jurisdictions outside the UK.

4.3

The Disclosure Letter contains full details of:

4.3.1

all expenditure incurred since the Accounts Date in respect of which allowances can be claimed under Parts 2 and 3 of CAA 2001;

4.3.2

all capital allowances to which the Company is entitled under Chapter 14 of Part 2 of CAA 2001 (Fixtures);

4.3.3

any claim for first-year tax credits within the meaning of Schedule 1A of CAA 2001 or for business renovation allowances under Part 3A of CAA 2001; and

4.3.4

all expenditure incurred on the provision of or replacement of integral features within the meaning of section 33A of CAA 2001.

5.

Distributions And Other Payments

5.1

No distribution or deemed distribution within the meaning of sections of section 1000 or sections 1022-1027 of CTA 2010, has been made (or will be deemed to have been made) by the Company, except dividends shown in their audited accounts, and the Company is not bound to make any such distribution.

5.2

No rents, interest, annual payments or other sums of an income nature, paid or payable by the Company, or which the Company is under an existing obligation to pay in the future, are or may be wholly or partially disallowable as deductions, management expenses or charges in computing taxable profits for Tax purposes.

5.3

The Company has not, within the period of seven years preceding Completion, been engaged in, nor been a party to, any of the transactions set out in Chapter 5 of Part 23 of CTA 2010, nor has it made or received a chargeable payment as defined in section 1086 of CTA 2010.

5.4

The Company has not received, or is likely to receive, a dividend which is not exempt within the provisions set out in chapters 2 and 3 of Schedule 14 to the Finance Act 2009.

6.

Loan Relationships

6.1

All interests, discounts and premiums payable by the Company in respect of its loan relationships within the meaning of Chapter 8 of Part 5 of CTA 2009 are eligible to be brought into account by the Company as a debit for the purposes of Part 5 of CTA 2009 at the time, and to the extent that such debits are recognised in the statutory accounts of the Company.

7.

Close Companies

7.1

The Company is not, nor has it ever been, a close investment-holding company as defined in section 34 of CTA 2010.

7.2

No distribution within section 1064 of CTA 2010 has been made by the Company during the last six years ending at the Accounts Date, nor have such distributions been made between the Accounts Date and Completion.

7.3

Any loans or advances made, or agreed to be made, by the Company within sections 455, 459 and 460 of CTA 2010 have been disclosed in the Disclosure Letter. The Company has not released or written off, or agreed to release or write off, the whole or any part of any such loans or advances.

8.

Intangible Assets

8.1

For the purposes of this paragraph 8, references to Intangible Fixed Assets mean intangible fixed assets and goodwill within Part 8 of CTA 2009 and to which that legislation applies.

8.2

The Disclosure Letter sets out the amount of expenditure on each of the intangible fixed assets of the Company and provides the basis on which any debit relating to that expenditure has been taken into account in the Accounts or, in relation to expenditure incurred since the Accounts Date, will be available to the Company. No circumstances have arisen since the Accounts Date by reason of which that basis might change.

8.3

No claims or elections have been made by the Company under Chapter 7 of Part 8 of CTA 2009 (Part 7 of Schedule 29 to the Finance Act 2002), or section 827 of CTA 2009 (paragraph 86 of Schedule 29 to the Finance Act 2002) in respect of any intangible fixed asset of the Company.

8.4

Since the Accounts Date:

8.4.1

 the Company does not own an asset which has ceased to be a chargeable intangible asset in the circumstances described in section 859 of CTA 2009;

8.4.2

 the Company has not realised or acquired an intangible fixed asset for the purposes of Part 8 of CTA 2009; and

8.4.3

no circumstances have arisen which have required, or will require, a credit to be brought into account by the Company on a revaluation of an intangible fixed asset.

9.

Company Residence And Overseas Interests

9.1

The Company has, throughout the past seven years, been resident in the UK for corporation tax purposes and has not, at any time in the past seven years, been treated as resident in any other jurisdiction for the purposes of any double taxation arrangements having effect under section 18 of CTA 2009 and section 2 of TIOPA 2010 or for any other tax purpose.

9.2

The Company has not caused, permitted or entered into any of the transactions set out in section 37 of and paragraph 8 of Schedule 17 to the Finance Act 2009 (international movement of capital) without having duly provided the required information to HM Revenue & Customs, or, in relation to transactions carried out before 1 July 2009 as specified in section 765 of ICTA 1988, without the prior written consent of HM Treasury.

9.3

The Company does not hold shares in a company which is not resident in the UK and which would be a close company if it were resident in the UK in circumstances such that a chargeable gain accruing to the company not resident in the UK could be apportioned to the Company pursuant to section 13 of TCGA 1992.

9.4

The Company is not holding and has not held in the past seven years any interest in a controlled foreign company within section 747 of ICTA 1988. The Company does not have any material interest in an offshore fund as defined in Part 1 of Schedule 22 to the Finance Act 2009.

9.5

The Company does not have, and has not had within the last seven years a permanent establishment outside the UK.

9.6

The Company is not an agent or permanent establishment of another company, person, business, or enterprise for the purposes of assessing the company, person, business or enterprise to Tax in the country of residence of the Company.

10.

Anti-avoidance

10.1

All transactions or arrangements made by the Company has been made on fully arm’s length terms and the processes by which prices and terms have been arrived at have, in each case, been fully documented. There are no circumstances in which Part 4 of TIOPA 2010 or any other rule or provision could apply allowing any Taxation Authority to make an adjustment to the terms on which such transaction or arrangement is treated as being made for Tax purposes, and no notice or enquiry has been made by any Taxation Authority in connection with any such transactions or arrangements.

10.2

The Company has not, been involved in any transaction or series of transactions the main purpose, or one of the main purposes of which was the avoidance of tax or any transaction that produced a tax loss with no corresponding commercial loss.

11.

Inheritance Tax

11.1

The Company has not:

11.1.1

made any transfer of value within sections 94 and 202 of IHTA 1984; or

11.1.2

received any value such that liability might arise under section 199 of IHTA 1984; or

11.1.3

been a party to associated operations in relation to a transfer of value as defined by section 268 of IHTA 1984.

11.2

There is no unsatisfied liability to inheritance tax attached to, or attributable to, the Sale Shares or any asset of the Company. None of them are subject to any HMRC charge as mentioned in section 237 and 238 of IHTA 1984.

11.3

No asset owned by the Company, nor the Sale Shares, are liable to be subject to any sale, mortgage or charge by virtue of section 212(1) of IHTA 1984.

12.

VAT

12.1

The Company is a taxable person and is duly registered for the purposes of VAT.

12.2

The Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, promptly submitted accurate returns, and maintained full and accurate VAT records, invoices and other requisite documents. The Company has not been:

12.2.1

subject to any interest, forfeiture, surcharge or penalty; or

12.2.2

given any notice under sections 59, 59A or 64 of the VATA 1994; or

12.2.3

given a warning within section 76(2) of the VATA 1994; or

12.2.4

required to give security under paragraph 4 of Schedule 11 to the VATA 1994.

12.3

VAT has been duly paid by the Company or provision has been made in the Accounts for all amounts of VAT for which the Company is liable.

12.4

All supplies made by the Company are taxable supplies. The Company has not been, and will not be, denied full credit for all input tax under sections 25 and 26 of the VATA 1994 (and regulations made under it) or for any other reasons. All VAT paid or payable by the Company is input tax as defined in section 24 of the VATA 1994 and regulations made under it.

12.5

The Company is not, and has not been, for VAT purposes, a member of any group of companies. No act or transaction has been effected in consequence of which the Company is, or may be held, liable for any VAT arising from supplies made by another company. No direction has been given, nor will be given, by HMRC under Schedule 9A to the VATA 1994 as a result of which the Company would be treated as a member of another group for the purposes of VAT.

12.6

The Company has not been, and has not agreed to be, a party to any transaction or arrangement in relation to which a direction has been, or could be, made under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to the VATA 1994.

12.7

The Company is not, and has not agreed to become, liable for VAT under sections 47, 48 or 55 of the VATA 1994. No direction has been given, or may be given, by HMRC under paragraph 2 of Schedule 6 to the VATA 1994.

12.8

For the purposes of Schedule 10 to the VATA 1994, the Company and any relevant associates (within the meaning of paragraph 3 of Schedule 10 to the VATA 1994) have each opted to tax (pursuant to paragraph 2 of Schedule 10 to the VATA 1994) only in respect of those Properties listed as having been the subject of such an election in the Disclosure Letter and:

12.8.1

neither the Company nor any relevant associate company (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) has any intention of exercising, or obligation to exercise, such an election in respect of any other or the Properties;

12.8.2

all things necessary for the election to have effect have been done and, in particular, any notification and information required by paragraph 20 of Schedule 10 to the VATA 1994 has been given and any permission required by paragraph 28 of Schedule 10 to the VATA 1994 has been properly obtained;

12.8.3

a copy of the notification and of any permission obtained from HMRC in connection with the election, is included in the Disclosure Letter;

12.8.4

no election has or will be disapplied or rendered ineffective under paragraph 12 of Schedule 10 to the VATA 1994;

12.8.5

neither the Company nor any relevant associate company (within the meaning of paragraph 3 of Schedule 10 to the VATA 1994) has charged VAT, whether on rents or otherwise, which is not properly chargeable;

12.8.6

neither the Company nor any relevant associate company has agreed to refrain from making an election in relation to any of the Properties; and

12.8.7

neither the Company nor any relevant associate company has made a real estate election within the meaning of paragraph 21 of Schedule 10 VATA 1994 in relation to any property.

12.9

The Company does not own, and has not at any time, within the period of ten years preceding the date of this agreement owned, any assets which are capital items that are subject to the capital goods scheme under Part XV of the VAT Regulations 1995.

12.10

The Company has not made any claim for bad debt relief under section 36 of VATA 1994. There are no existing circumstances by virtue of which any refund of VAT obtained or claimed may be required to be repaid.

12.11

The Company has not entered into any self-billing arrangement (in the circumstances provided in section 29 of VATA 1994) in respect of supplies made by any other person, nor has it at any time agreed to allow any such person to make out VAT invoices in respect of supplies made by the Company.

12.12

The Disclosure Letter contains full particulars of all claims which have been, or could be, made by the Company under sections 78 or 79 of the VATA 1994. There are no circumstances under which an assessment under section 78A of the VATA 1994 has been, or could be, made on the Company.

12.13

In relation to the cross-border VAT changes which took effect from 1 January 2010 under the provisions of clauses 76 to 78 of and Schedule 36 to the Finance Act 2009:

12.13.1

 the Company requires a record of the VAT registration number of all EU business customers and has provided its own VAT registration number to all its suppliers who are resident in an EU Member State;

12.13.2

the accounting system of the Company produces promptly and accurately the information required for completion of the EC Sales Lists;

12.13.3

 the Company nor any relevant associate company supplies or purchases cross-border services the VAT treatment of which was affected by the changes in the place or time of supply rules; and

12.13.4

no repayments of VAT have been claimed by the Company in the 12 months ending on Completion from the tax authorities of any EU Member State other than the UK, and as at Completion, the Company nor any relevant associate company will have any outstanding entitlement to make such a claim.

13.

Stamp Duty, Stamp Duty Land Tax And Stamp Duty Reserve Tax

13.1

Any document that may be necessary or desirable in proving the title of the Company to any asset which is owned by the Company at Completion, and each document which the Company may wish to enforce or produce in evidence is duly stamped for stamp duty purposes. No such documents which are outside the UK would attract stamp duty if they were brought into the UK.

13.2

Neither entering into this agreement nor Completion will result in the withdrawal of a stamp duty or stamp duty land tax relief granted on or before Completion which will affect the Company.

13.3

The Disclosure Letter sets out full and accurate details of any chargeable interest (as defined under section 48 of the Finance Act 2003) acquired or held by the Company before Completion in respect of which the Sellers are aware, or ought reasonably to be aware, that an additional land transaction return will be required to be filed with a Taxation Authority and/or a payment of stamp duty land tax made on or after Completion.

13.4

The Company has complied in all respects with the provisions of Part IV of Finance Act 1986 (Stamp Duty Reserve Tax) and any regulations made under such legislation.

14.

Tax Sharing

14.1

The Company is not bound by or party to any Tax indemnity, Tax sharing or any Tax allocation agreement in respect of which claims against the Company would not be time barred.

15.

Construction Industry Sub-contractors’ Scheme

15.1

The Company is not required to register as a Contractor under the provisions of section 59 of the Finance Act 2004 and the expenditure incurred by the Company on construction, refurbishment and fitting-out works in each of the three years ending on the Accounts Date is less than £1 million.

Schedule 5

Earn-out

1.

Interpretation

1.1

The definitions in this paragraph 1 apply in this agreement.

Earn-out Period:	the period commencing on Completion and ending on Completion’s second anniversary;
Expert:	a person appointed in accordance with paragraph 3 of this Schedule to resolve a dispute arising in relation to the calculation of Relevant Profits and any Deferred Payment;
Relevant Profits:

in relation to any Financial Year within the Earn-out Period, the aggregate profits (less any losses) of the Company as shown in the audited accounts of the Company for that period:

(a)

before deducting interest and Tax on profit;

(b)

after deducting profits or adding back losses of a capital nature arising on the disposal of, or on the revaluation of, assets or investments of the Company;

(c)

excluding the effect of any transactions after Completion that are not in the ordinary course of business of the Company or that are not made at arm’s length and on market terms;

(d)

depreciation and amortisation;

(e)

excluding inter group management charges (other than those occurring in the ordinary course of business) and salaries and national insurance contributions in respect of the Company’s directors.

2.

Procedure For Making Deferred Payments

2.1

The Buyer shall use its reasonable endeavours to ensure that the accounts of the Company are audited within 90 days of the last day of each Financial Year within the Earn-out Period.

2.2

The Buyer shall within 30 days of receiving the audited accounts of the Company for each Financial Year within the Earn-out Period, send to the Sellers:

2.2.1

a copy of the audited accounts of the Company; and

2.2.2

a certificate issued by the Buyer’s Accountant stating:

2.2.2.1

the Relevant Profits for the relevant Financial Year;

2.2.2.2

any adjustments made to the audited accounts in arriving at the Relevant Profits; and

2.2.2.3

the amount of the Deferred Payment (if any) payable in respect of that year (subject to any deduction made in accordance with paragraph 2.9 of this Schedule).

2.3

The Sellers have 14 days, starting with the day on which they receive the audited accounts and certificate referred to this paragraph 2.3 of this Schedule, within which jointly to give notice to the Buyer that they do not accept the accuracy of the certificate. If the Sellers do not jointly give notice under this paragraph, they are both deemed to have accepted the certificate as accurate at the expiry of the 14 day period.

2.4

Where the Sellers jointly give notice that they do not accept the accuracy of the certificate, the parties have 28 days, starting with the day on which the Buyer receives the notice, within which to resolve any disagreement relating to the certificate. The parties shall use their best endeavours to resolve the disagreement within that period.

2.5

Where the parties are unable to resolve their disagreement within the 28 day period, the calculation of the Relevant Profits and Deferred Payment for the relevant Financial Year shall be referred to an Expert.

2.6

Subject to paragraph 2.9, in relation to each Financial Year within the Earn-out Period, the Sellers may, within 14 days of the day on which:

2.6.1

the Sellers accept or are deemed to have accepted the certificate relating to the Deferred Payment for that year as accurate in accordance with paragraph 2.3 of this Schedule; or

2.6.2

the parties have resolved all disagreements on that certificate; or

2.6.3

the parties receive notice of the decision of the Expert on the Deferred Payment for that year elect by joint notice in writing binding on both of them to the Buyer to receive some or all of such Deferred Payment by way of the allotment of Consideration Shares. The Sellers may not elect pursuant to this paragraph 2.6 to be allotted Consideration Shares which increase their aggregate shareholding in the Buyer to more than 25% of the then enlarged issued share capital of the Buyer. For the purposes of the allotment of Consideration Shares pursuant to this paragraph 2.6 such Consideration Shares will be valued on the basis that the Buyer has a value equal to 3.5 times its annualised earnings before interest, tax, depreciation and amortisation as such amount is in accordance with paragraph 2.7 agreed between the parties to this agreement or adjudicated by an Expert.

2.7

If the Sellers make the election referred to in paragraph 2.6 the Buyer will notify the Sellers of the amount which it contends is equal to its annualised earnings before interest, tax, depreciation and amortisation for the purposes of that paragraph. The Sellers have 14 days, starting with the day on which they receive such notification, within which jointly to give notice to the Buyer that they do not accept the accuracy of the amount notified. If the Sellers do not jointly give notice under this paragraph, they are both deemed to have accepted the notification as accurate at the expiry of the 14 day period. Where the Sellers jointly give notice that they do not accept the accuracy of the notification, the parties have 28 days, starting with the day on which the Buyer receives the notice, within which to resolve any disagreement relating to the certificate. The parties shall use their best endeavours to resolve the disagreement within that period. Where the parties are unable to resolve their disagreement within the 28 day period, the calculation of the Buyer’s annualised earnings before interest, tax, depreciation and amortisation for the purposes of the relevant election shall be referred to an Expert.

2.8

Subject to paragraph 2.9, in relation to each Financial Year within the Earn-out Period, if the Sellers:

2.8.1

do not make the election referred to in paragraph 2.6 within the period referred to in paragraph 2.6 the Buyer shall pay the Deferred Payment due in cash to the Sellers in the proportions set opposite their respective names in Schedule 1 for that year within a period of 7 days of the period for the making of such election expiring; or

2.8.2

do make the election referred to in paragraph 2.6 within the period referred to in paragraph 2.6 the Buyer shall pay the balance of the Deferred Payment due in cash to the Sellers in the proportions set opposite their respective names in Schedule 1 for that year within a period of 7 days of the period for the making of such election expiring.

2.9

The Buyer can deduct from any Deferred Payment an amount in respect and satisfaction of any Relevant Claim which is subsisting and has not been settled in full by the Sellers at the time that the Deferred Payment is due to be paid.

2.10

Save as provided in this Schedule 5, the parties shall each bear their own costs incurred in the preparation of the certificate and the agreement of the Relevant Profits and Deferred Payments.

3.

Expert

3.1

An Expert is a person appointed in accordance with this paragraph 3 to resolve disputes in relation to the Relevant Profits, any Deferred Payment and, if relevant, the annualised earnings before interest, tax, depreciation and amortisation of the Buyer for the purposes of paragraph 2.6.

3.2

The parties shall agree on the appointment of an independent Expert.

3.3

If the parties are unable to agree on an Expert within 14 days of either party serving details of a suggested expert on the other, either party shall then be entitled to request the Institute of Chartered Accountants in England and Wales to appoint an independent chartered accountant of repute with experience in the valuation of companies.

3.4

The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of 90 days of the matter being referred to the Expert.

3.5

If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by paragraph 3.4 then:

3.5.1

either party may apply to the Institute of Chartered Accountants in England and Wales to discharge the Expert and to appoint a replacement Expert with the required expertise; and

3.5.2

this paragraph 3.5 applies in relation to the new Expert as if he were the first Expert appointed.

3.6

All matters under this paragraph 3 must be conducted, and the decision of the Expert shall be written, in the English language.

3.7

The parties are entitled to make both written and oral submissions to the Expert and will provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

3.8

To the extent not provided for by this paragraph 3, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate, including (to the extent he considers necessary) instructing professional advisers to assist him in reaching his determination.

3.9

Each party shall, with reasonable promptness, supply each other with all information and give each other access to all documentation and personnel as each other reasonably requires to make a submission under this paragraph 3.

3.10

The Expert shall act as an expert and not as an arbitrator. The Expert shall determine the amount of the Relevant Profits and any Deferred Payment, which may include any issue involving the interpretation of any provision of this agreement, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The written decision of the Expert on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

3.11

Each party shall bear its own costs in relation to the reference to the Expert. The fees of the Expert and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties or in such other proportions as the Expert shall direct.

Schedule 6

Completion Accounts

Part 1 - General

1.

Interpretation

1.1

The definitions in this paragraph 1 of Part 1 of Schedule 6 apply in the agreement.

Accounting Policies:	the accounting principles, practices, policies and procedures set out in Part 2 of this Schedule 6;
Buyer’s Accountant:	PCF Solutions Limited of Halifax House 14 Falcon Court, Westlands Way, Stockton On Tees, Teesside, United Kingdom, TS18 3TU;
Completion Accounts:

the of the Company including the notes thereon for the Completion Period and stating the amount of the Completion Net Assets prepared in accordance with and subject to the provisions of this Schedule 6;

Completion Net Assets:

the aggregate of the amount of the issued share capital of the Company and the amount of the consolidated capital and revenue reserves of the Company less an amount equal to Cash less Debt, excluding fixed assets at Completion as shown in the Completion Accounts;

Completion Period:	the period commencing on the day after the Accounts Date up to and including the Completion Date;
Draft Completion Accounts:	a draft of the Completion Accounts prepared in accordance with the requirements of this Schedule 6;
Expert:	a person appointed in accordance with paragraph 3 of Part 1 of this Schedule 6 to resolve any dispute arising in the preparation of the Completion Accounts;
Sellers’ Accountant:	Jones & Graham of 45 Vale Street, Denbigh, Denbighshire, LL16 3AH;

UK GAAP:

generally accepted accounting principles applied in the UK, incorporating Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force Abstracts issued by the Accounting Standards Board, International Accounting Standards and International Financial Reporting Standards issued by International Accounting Standards Board in each case as in force at the date of this agreement.

2.

Preparation Of Completion Accounts

2.1

The Buyer shall use its reasonable endeavours to procure that the Buyer’s Accountant prepares the Draft Completion Accounts as soon as reasonably practical after the Completion Date and in any event not later than 28 days thereafter.

2.2

The Sellers shall give such assistance and access to information as the Buyer’s Accountant may reasonably require to enable them to prepare the Draft Completion Accounts within the period referred to in paragraph 2.1.

2.3

Subject to the preparation of the Draft Completion Accounts in accordance with paragraph 2.1, the Buyer shall deliver a copy of the Draft Completion Accounts to the Seller’s Accountant not later than 35 days after the Completion Date.

2.4

The Sellers shall ensure that within 14 days starting on the day after delivery of the Draft Completion Accounts to the Seller’s Accountant, the Seller’s Accountant submits to the Buyer and the Buyer’s Accountant a report stating whether or not they agree with the Draft Completion Accounts (and in the case of disagreement, the areas of dispute).

2.5

If the Seller’s Accountant agrees the Draft Completion Accounts, then the parties shall ensure that the Buyer’s Accountant and the Seller’s Accountant certify the Draft Completion Accounts as being the Completion Accounts within 7 days of the Buyer’s Accountant receiving the report of the Seller’s Accountant and the Completion Accounts shall then become final and binding on the parties for the purpose of this agreement.

2.6

If the Seller’s Accountant disagrees with the Draft Completion Accounts, the parties shall endeavour to agree any matter in dispute. If the matter in dispute is resolved by agreement between the parties then the parties shall ensure that the Buyer’s Accountant and the Seller’s Accountant certify the Draft Completion Accounts (subject to any amendment agreed between the parties) as being the Completion Accounts within 7 days of the agreement by the parties and they shall become final and binding on the parties for the purpose of this agreement.

2.7

If the parties are unable to resolve any disagreement within 14 days of the delivery of the report of the Seller’s Accountant to the Buyer’s Accountant, the disagreement shall be referred to an Expert.

2.8

Save as provided in paragraph 3 of this Schedule 6, the Buyer and the Sellers shall bear and pay their own costs incurred in connection with the preparation and agreement of the Draft Completion Accounts and Completion Accounts.

3.

Expert

3.1

An Expert is a person appointed in accordance with this paragraph 3 to resolve disputes in relation to the Completion Accounts.

3.2

The parties shall agree on the appointment of an independent Expert.

3.3

If the parties are unable to agree on an Expert within 14 days of either party serving details of a suggested expert on the other, either party shall then be entitled to request Institute of Chartered Accountants in England and Wales to appoint an independent Accountant of repute with experience in the valuation of companies.

3.4

The Expert is required to prepare a written decision and give notice (including a copy) of the decision to the parties within a maximum of 28 days of the matter being referred to the Expert.

3.5

If the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by paragraph 3.4 then:

3.5.1

either party may apply to Institute of Chartered Accountants in England and Wales to discharge the Expert and to appoint a replacement Expert with the required expertise; and

3.5.2

this paragraph 3.5 applies in relation to the new Expert as if he were the first Expert appointed.

3.6

All matters under this paragraph 3 must be conducted, and the decision of the Expert shall be written, in the English language.

3.7

The parties are entitled to make written submissions to the Expert and will provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

3.8

To the extent not provided for by this paragraph 3, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate.

3.9

Each party shall, with reasonable promptness, supply each other with all information and give each other access to all documentation and personnel as each other reasonably requires to make a submission under this paragraph 3.

3.10

The Expert shall act as an expert and not as an arbitrator. The Expert shall determine the Completion Accounts, which may include any issue involving the interpretation of any provision of this agreement, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The written decision of the Expert on the matters referred to him shall be final and binding in the absence of manifest error or fraud.

3.11

Each party shall bear its own costs in relation to the reference to the Expert. The fees of the Expert and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties or in such other proportions as the Expert shall direct.

4.

Basis Of Computation

4.1

The Completion Accounts shall be prepared in accordance with UK GAAP and the accounting principles, practices, policies and procedures applied in the Accounts (to the extent that these are consistent with UK GAAP), subject in each case to the Accounting Policies.

4.2

The Completion Accounts shall:

4.2.1

only take account of information available to the parties at Completion and not take account of any event happening after Completion (except in relation to information known to the parties about that event at Completion); and

4.2.2

shall be prepared as if the Company had remained under the ownership of the Sellers.

Part 2 - Accounting policies

The parties agree to consistently apply the accounting policies of the Company.

Schedule 7

Tax Covenant

1.

Interpretation

1.1

The definitions and rules of interpretation in this paragraph 1 apply in this Tax Covenant.

Accounts Relief:

(a)

any Relief (including the right to a repayment of Tax) that has been shown as an asset in the Completion Accounts;

(b)

any Relief that has been taken into account in computing (and so reducing or eliminating) any provision for deferred Tax in the Completion Accounts;

Buyer’s Relief:

(a)

any Accounts Relief;

(b)

any Relief which arises in connection with any Event occurring after Completion; and

(c)

any Relief, whenever arising, of the Buyer or any member of the Buyer’s Tax Group other than the Company;

Buyer’s Tax Group:	the Buyer and any other company or companies which are from time to time treated as members of the same group as, or otherwise connected or associated in any way with, the Buyer for any Tax purpose;
Dispute:	any dispute, appeal, negotiations or other proceedings in connection with a Tax Claim;
Event:

includes (without limitation), the expiry of a period of time, the Company becoming or ceasing to be associated with any other person for any Tax purpose or ceasing to be or becoming resident in any country for any Tax purpose, the death or the winding up or dissolution of any person, the earning, receipt or accrual for any Tax purpose of any income, profit or gains, the incurring of any loss or expenditure, and any transaction (including the execution and completion of all provisions of this agreement), event, act or omission whatsoever, and any reference to an Event occurring on or before a particular date shall include Events which, for Tax purposes, are deemed to have, or are treated or regarded as having, occurred on or before that date;

Liability for Taxation:

(a)

any liability of the Company to make a payment of or in respect of Tax, whether or not the same is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement against any other person or persons, in which case the amount of the Liability for Taxation shall be the amount of the actual payment;

(b)

the Loss of any Accounts Relief in which case the amount of the Liability for Taxation will be the amount of Tax which would (on the basis of Tax rates current at the date of such Loss) have been saved but for such Loss, assuming for this purpose that the Company had sufficient profits or was otherwise in a position to use the Relief or where the Relief is the right to repayment of Tax, the amount of the repayment;

(c)

the use or setting off of any Buyer’s Relief in circumstances where, but for such set off or use, the Company would have had a liability to make a payment of or in respect of Tax for which the Buyer would have been able to make a claim against the Sellers under this Tax Covenant, in which case, the amount of the Liability for Taxation shall be the amount of Tax for which the Sellers would have been liable but for such set off or utilisation;

Loss:	any reduction, modification, loss, counteraction, nullification, utilisation, disallowance or clawback for whatever reason;
Overprovision:

The amount by which any provision for tax (other than deferred tax) in the Completion Accounts is overstated, except where such overstatement arises as a result of:

(a)

a change in law; or

(b)

a change in the accounting bases on which the Company values its assets; or

(c)

a voluntary act or omission of the Buyer,

which, in each case, occurs after Completion;

Relief:	includes any loss, relief, allowance, credit, exemption or set off in respect of Tax or any deduction in computing income, profits or gains for the purposes of Tax and any right to a repayment of Tax;
Saving:

the reduction or elimination of any liability of the Company to make an actual payment of corporation tax in respect of which the Sellers would not have been liable under paragraph 2, by the use of any Relief arising wholly as a result of a Liability for Taxation in respect of which the Sellers have made a payment under paragraph 2 of this Tax Covenant;

Tax:

all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and whether of the UK or any other jurisdiction (including, for the avoidance of doubt, national insurance contributions in the UK and corresponding obligations elsewhere) and any penalty, fine, surcharge, interest, charges or costs relating thereto (including interest and penalties arising from the failure of the Company to make adequate instalment payments under the Corporation Tax (Instalments Payments) Regulations in any period ending on or before Completion) and Taxation shall have the same meaning;

Tax Claim:

any assessment, notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority, self-assessment or other occurrence from which it appears that the Buyer or the Company is or may be subject to a Liability for Taxation or other liability in respect of which the Sellers are or may be liable under this Tax Covenant;

Taxation Authority:

any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official competent to impose, administer, levy, assess or collect Tax in the United Kingdom or elsewhere;

Taxation Statute:

any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for or imposing any Tax and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

1.2

References to gross receipts, income, profits or gains earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received.

1.3

References to a repayment of Tax shall include any repayment supplement or interest in respect of it.

1.4

Any reference to something occurring in the ordinary course of business shall not include:

1.4.1

anything that involves, or leads directly or indirectly to, any liability of the Company to Tax that is, or but for an election would have been, the primary liability of, or properly attributable to, or due from another person (other than a member of the Buyer’s Tax Group); or

1.4.2

anything that relates to or involves the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or licensing of tangible or intangible property) in a transaction which is not entered into on arm’s length terms; or

1.4.3

anything that relates to or involves the making of a distribution for Tax purposes, the creation, cancellation or re-organisation of share or loan capital, the creation, cancellation or repayment of any connected-party debt or the Company becoming or ceasing to be or being treated as ceasing to be a member of a group of companies or becoming or ceasing to be associated or connected with any other company for any Tax purposes; or

1.4.4

anything which relates to any scheme, transaction or arrangement designed partly or wholly or containing steps or stages partly or wholly for the purpose of avoiding or reducing or deferring a Liability for Taxation; or

1.4.5

anything that gives rise to a Liability for Taxation on deemed (as opposed to actual) profits or to the extent that it gives rise to a Liability for Taxation on an amount of profits greater than the difference between the sale proceeds of an asset and the amount attributable to that asset in the Completion Accounts or, in the case of an asset acquired since the Completion, the cost of that asset; or

1.4.6

anything that involves, or leads directly or indirectly to, a change of residence of the Company for Tax purposes.

1.5

Unless the contrary intention appears, words and expressions defined in this agreement have the same meaning in this Tax Covenant and any provisions in this agreement concerning matters of construction or interpretation also apply in this Tax Covenant.

1.6

Any stamp duty which is charged on any document, or in the case of a document which is outside the United Kingdom, any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of the Company to any asset, and any interest fine or penalty relating to such stamp duty, shall be deemed to be a liability of the Company to make an actual payment of Tax in consequence of an Event arising on the last day on which it would have been necessary to pay such stamp duty in order to avoid any liability to interest or penalties arising on it.

2.

Covenant

2.1

The Sellers covenant with the Buyer that, subject to the provisions of this Tax Covenant, the Sellers shall be jointly and severally liable to pay to the Buyer an amount equal to any:

2.1.1

Liability for Taxation resulting from or by reference to any Event occurring on or before Completion or in respect of any gross receipts, income, profits or gains earned, accrued or received by the Company on or before Completion, whether or not such liability has been discharged on or before Completion;

2.1.2

Liability for Taxation, including liability for payments in respect of Tax, which arises solely as a result of the relationship for Tax purposes of the Company with any person other than a member of the Buyer’s Tax Group, whensoever arising;

2.1.3

Liability for Taxation which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business;

2.1.4

Liability for Taxation which arises at any time (being a liability for the Company to account for income tax or national insurance contributions) in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities or in respect of any acquisition, holding or disposal of employment-related securities (as defined for the purposes of Part 7 of the ITEPA 2003) where the acquisition of the security or the grant of the option or other right to acquire the security occurred on or before Completion;

2.1.5

any Liability for Taxation which is a liability for inheritance tax which:

2.1.5.1

is a liability of the Company and arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring); or

2.1.5.2

has given rise at Completion to a charge on any of the Sale Shares or assets of the Company; or

2.1.5.3

gives rise after Completion to a charge on any of the Sale Shares in or assets of the Company as a result of the death of any person within seven years of a transfer of value which occurred before Completion; and

2.1.6

costs and expenses (including legal costs) on a full indemnity basis, properly and reasonably incurred by the Buyer or the Company or any member of the Buyer’s Tax Group in connection with any Liability for Taxation or other liability in respect of which the Sellers are liable under this paragraph 2, any Tax Claim or taking or defending any action under this paragraph 2.

2.2

For the purposes of this Tax Covenant, in determining whether a charge on the shares in or assets of the Company arises at any time or whether there is a liability for inheritance tax, the fact that any Tax may be paid in instalments shall be disregarded and such Tax shall be treated for the purposes of this Tax Covenant as becoming due or having become due and a charge as arising or having arisen on the date of the transfer of value or other date or Event on or in respect of which it becomes payable or arises.

2.3

The provisions of section 213 of IHTA 1984 (refund by instalments) shall be deemed not to apply to any liability for inheritance tax falling within this paragraph 2.

3.

Payment Date And Interest

3.1

Payment by the Sellers in respect of any liability under this Schedule 7 must be made in cleared and immediately available funds on the following days:

3.1.1

in the case of a Liability for Taxation that involves an actual payment of or in respect of Tax, the later of seven business days before the due date for payment and seven business days after the date on which the Buyer serves notice on the Sellers requesting payment; or

3.1.2

in the case of the loss of a right to repayment of Tax or a liability under paragraph 2.1.6 seven business days following the date on which the Buyer serves notice on the Sellers requesting payment; or

3.1.3

in a case that involves the loss of a Relief (other than a right to repayment of Tax), the last date upon which the Tax is or would have been required to be paid to the relevant Taxation Authority in respect of the earlier of

3.1.3.1

the period in which the Loss of the Relief gives rise to an actual liability to pay tax; or

3.1.3.2

the period in which the Loss of the Relief occurs (assuming for this purpose that the Company had sufficient profits or was otherwise in a position to use the Relief);

3.1.4

in a case that falls within paragraph 3.1.3 of the definition of Liability for Taxation, the date upon which the Tax saved by the Company is or would have been required to be paid to the relevant Taxation Authority.

3.2

Any dispute as to the amount specified in any notice served on the Sellers under paragraph 3.1.2 to paragraph 3.1.4 shall be determined by the auditors of the Company for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally by the Sellers and the Buyer).

3.3

If any sums required to be paid by the Sellers under this Tax Covenant are not paid on the date specified in paragraph 3.1, then, except to the extent that liability of the Sellers under paragraph 2 compensates the Buyer for the late payment by virtue of it extending to interest and penalties, such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 4% per annum over the base rate from time to time of Barclays Bank PLC or (in the absence thereof) at such similar rate as the Buyer shall select from the day following the Due Date up to and including the day of actual payment of such sums, such interest to be compounded quarterly.

4.

Exclusions

4.1

The covenant contained in paragraph 2 shall not cover any Liability for Taxation to the extent that:

4.1.1

specific provision or reserve (other than a provision for deferred tax) in respect of the liability is made or reflected in the Completion Accounts; or

4.1.2

such Liability for Taxation was discharged on or before Completion and the discharge of such Liability for Taxation was reflected in the Completion Accounts; or

4.1.3

it arises or is increased as a result only of any change in the law of Tax (other than a change targeted specifically at countering a tax avoidance scheme) announced and coming into force after Completion (whether relating to rates of Tax or otherwise) or the withdrawal of any extra-statutory concession previously made by a Taxation Authority (whether or not the change purports to be effective retrospectively in whole or in part); or

4.1.4

it would not have arisen but for a change after Completion in the accounting bases upon which the Company values its assets (other than a change made in order to comply with UK GAAP); or

4.1.5

the Buyer is compensated for any such matter under any other provision of this agreement; or

4.1.6

there is available to the Company a Relief which is not a Buyer’s Relief; or

4.1.7

it would not have arisen but for a voluntary act, transaction or omission of the Company or the Buyer outside the ordinary course of business after Completion and which the Buyer was aware or ought reasonably to have been aware would give rise to the Liability for Taxation or other liability in question.

4.2

For the purposes of paragraph 4.1.7, an act will not be regarded as voluntary if undertaken pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any legislation whether coming into force before, on or after Completion or for the purpose of avoiding or mitigating a penalty imposable by such legislation, or if carried out at the written request of the Sellers.

4.3

The provisions of paragraph 4.1 of this Tax Covenant shall not apply to any claims in respect of any Liability for Taxation falling within paragraph 2.1.6 of this Tax Covenant (specific tax issues).

5.

Overprovisions

5.1

If, on or before the seventh anniversary of Completion, the auditors for the time being of the Company certify (at the request and expense of the Sellers) that any provision for Tax in the Completion Accounts has proved to be an Overprovision, then:

5.1.1

the amount of any Overprovision shall first be set off against any payment then due from the Sellers under this Tax Covenant;

5.1.2

to the extent that there is an excess, a refund shall be made to the Sellers of any previous payment or payments made by the Sellers under this Tax Covenant (and not previously refunded under this Tax Covenant) up to the amount of such excess; and

5.1.3

to the extent that such excess as referred to in paragraph 5.1.2 is not exhausted, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Sellers under this Tax Covenant.

5.2

After the auditors for the Company have produced any certificate under this paragraph 5, the Sellers or the Buyer may, at any time before the seventh anniversary of Completion, request the auditors for the time being of the Company to review (at the expense of the Sellers) that certificate in the light of all relevant circumstances, including any facts of which it was not aware, and which were not taken into account at the time when such certificate was produced and to certify whether in their opinion, the certificate remains correct or whether, in light of those circumstances, it should be amended.

5.3

If the auditors make an amendment to the earlier certificate and the amount of the Overprovision is revised, that revised amount shall be substituted for the previous amount and any adjusting payment that is required shall be made by or to the Sellers (as the case may be) as soon as reasonably practicable.

6.

Savings

6.1

If (at the request and expense of the Sellers) the auditors for the time being of the Company determine that the Company has obtained a Saving, the Buyer shall as soon as reasonably practicable thereafter repay to the Sellers, after deduction of any amounts then due by the Sellers, the lesser of:

6.1.1

the amount of the Saving (as determined by the auditors) less any costs incurred by the Buyer or the Company; and

6.1.2

the amount paid by the Sellers under paragraph 2 in respect of the Liability for Taxation which gave rise to the Saving less any part of that amount previously repaid to the Sellers under any provision of this Tax Covenant or otherwise.

7.

Recovery From Third Parties

7.1

Where the Sellers have paid an amount in full discharge of a liability under paragraph 2 in respect of any Liability for Taxation and the Buyer or the Company is or becomes entitled to recover from some other person (not being the Buyer or the Company or any other company within the Buyer’s Tax Group), any amount in respect of such Liability for Taxation, the Buyer shall or shall procure that the Company shall:

7.1.1

notify the Sellers of their entitlement as soon as reasonably practicable; and

7.1.2

if required by the Sellers and, subject to the Buyer or the Company being secured and indemnified by the Sellers against any Tax that may be suffered on receipt of that amount and any costs and expenses incurred in recovering that amount, take or procure that the Company takes all reasonable steps to enforce that recovery against the person in question (keeping the Sellers fully informed of the progress of any action taken) provided that the Buyer shall not be required to take any action pursuant to this paragraph 7.1, which, in the reasonable opinion of the Buyer, is likely to harm the commercial or employment relationship (potential or actual) of the Buyer or the Company with that or any other person.

7.2

If the Buyer or the Company recovers any amount referred to in paragraph 7.1, the Buyer shall account to the Sellers for the lesser of:

7.2.1

any amount recovered (including any related interest or related repayment supplement) less any Tax suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that amount has already been made good by the Sellers under paragraph 7.1.2); and

7.2.2

the amount paid by the Sellers under paragraph 2 in respect of the Liability for Taxation in question.

8.

Corporation Tax Returns

8.1

Subject to this paragraph 8, the Buyer will have exclusive conduct of all Tax affairs of the Company after Completion.

8.2

The Buyer will procure that the Company keeps the Sellers or the duly authorised agent of the Sellers fully informed of its Tax affairs in respect of any accounting period ended on or prior to Completion for which final agreement with the relevant Taxation Authority of the amount of Tax due from the Company has not been reached. The Buyer will not submit any substantive correspondence or submit or agree any return or computation for any such period to any Taxation Authority without giving the Sellers a reasonable opportunity to comment and taking account of the reasonable representations of the Sellers.

8.3

The Buyer will procure that the Company does not amend or withdraw any return or computation or any claim, election, surrender or consent made by it in respect of its accounting periods ended on or before Completion without giving the Sellers a reasonable opportunity to comment and taking account of the reasonable representations of the Sellers.

8.4

For the avoidance of doubt:

8.4.1

where any matter relating to Tax gives rise to a Tax Claim, the provisions of paragraph 9 shall take precedence over the provisions of this paragraph 8; and

8.4.2

the provisions of paragraph 8 shall not prejudice the rights of the Buyer to make a claim under this Tax Covenant in respect of any Liability for Taxation.

9.

Conduct Of Tax Claims

9.1

Subject to paragraph 9.2, if the Buyer or the Company becomes aware of a Tax Claim, the Buyer shall give or procure that notice in writing is given to the Sellers or to the duly appointed agent of the Sellers as soon as is reasonably practicable, provided always that the giving of such notice shall not be a condition precedent to liability of the Sellers under this Tax Covenant.

9.2

If the Sellers become aware of a Tax Claim, they shall notify the Buyer in writing as soon as reasonably practicable, and, on receipt of such notice, the Buyer shall be deemed to have given the Sellers notice of the Tax Claim in accordance with the provisions of paragraph 9.1.

9.3

Subject to paragraph 9.4, if the Sellers indemnify and secure the Buyer or the Company to the reasonable satisfaction of the Buyer against all liabilities, costs, damages or expenses which may be incurred thereby, including any additional Liability for Taxation, the Buyer shall take and procure that the Company shall take such action as the Sellers may reasonably request by notice in writing given to the Buyer to avoid, dispute, defend, resist, appeal, request an internal HMRC review or compromise any Tax Claim.

9.4

Neither the Buyer nor the Company shall be obliged to appeal or procure an appeal against any assessment to Tax if the Buyer, having given the Sellers written notice of such assessment, does not receive written instructions from the Sellers within ten business days to do so.

9.5

If:

9.5.1

The Sellers do not request the Buyer to take any action under paragraph 9.3 or the Sellers fail to indemnify and secure the Buyer or the Company to the reasonable satisfaction of the Buyer within a period of time (commencing with the date of the notice given to the Sellers) that is reasonable, having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing, requesting a review or compromising such Tax Claim, and which period shall not in any event exceed a period of 14 days; or

9.5.2

any of the Sellers (or the Company before Completion) has been involved in a case involving fraudulent conduct or deliberate default in respect of the Liability for Taxation which is the subject matter of the Dispute; or

9.5.3

the Dispute involves an appeal against a determination by the Tax Chamber of the First-tier Tribunal, unless the Sellers have obtained the opinion of Tax counsel of at least 5 years’ standing that there is a reasonable prospect that the appeal will succeed, the Buyer or the Company shall have the conduct of the Dispute absolutely (without prejudice to its rights under this Tax Covenant) and shall be free to pay or settle the Tax Claim on such terms as the Buyer or the Company may in its absolute discretion consider fit.

9.6

Subject to paragraph 9.8, by agreement in writing between the Buyer and the Sellers, the conduct of a Dispute may be delegated to the Sellers on such terms as may be agreed from time to time between the Buyer and the Sellers provided that, unless the Buyer and the Sellers specifically agree otherwise in writing, the following terms shall be deemed to be incorporated into any such agreement:

9.6.1

the Buyer shall promptly be kept fully informed of all matters pertaining to a Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of telephone conversations or meetings and, in the event that there is no written record, shall be given an immediate report of all telephone conversations with any Taxation Authority to the extent that it relates to a Dispute;

9.6.2

the appointment of solicitors or other professional advisers shall be subject to the written approval of the Buyer, such approval not to be unreasonably withheld or delayed;

9.6.3

all material written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Buyer for approval and shall only be finally transmitted if such approval is given, such approval is not to be unreasonably withheld or delayed; and

9.6.4

the Sellers shall make no settlement or compromise of the Dispute or agree any matter in the conduct of the Dispute which is likely to affect the amount thereof or the future liability to Tax of the Buyer or the Company without the prior approval of the Buyer, such approval not to be unreasonably withheld or delayed.

9.7

The Buyer shall provide and shall procure that the Company provides to the Sellers and the professional advisors to the Sellers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the matter and enabling the Sellers to take such action as is referred to in this paragraph 9.

9.8

Neither the Buyer nor the Company shall be subject to any claim by or liability to any of the Sellers for non-compliance with any of the foregoing provisions of this paragraph 9 if the Buyer or the Company has acted in good faith in accordance with the instructions of the Sellers.

10.

Grossing Up

10.1

All sums payable by the Sellers to the Buyer under this Tax Covenant shall be paid free and clear of all deductions or withholdings whatsoever unless the deduction or withholding is required by law. If any deductions or withholdings are required by law to be made from any of the sums payable under this Tax Covenant, the Sellers shall pay to the Buyer such sum as will, after the deduction or withholding has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

10.2

If the Buyer incurs a taxation liability which results from, or is calculated by reference to, any sum paid under this Tax Covenant, the amount so payable shall be increased by such amount as will ensure that, after payment of the taxation liability, the Buyer is left with a net sum equal to the sum it would have received had no such taxation liability arisen.

10.3

If the Buyer would, but for the availability of a Buyer’s Relief, incur a taxation liability falling within paragraph 10.2, it shall be deemed for the purposes of that paragraph to have incurred and paid that liability.

10.4

If the Buyer assigns the benefit of this Tax Covenant or this agreement, the Sellers shall not be liable pursuant to paragraph 10.1 or paragraph 10.2, save to the extent that the Sellers would have been so liable had no such assignment occurred.

11.

General

11.1

All payments made by the Sellers to the Buyer or by the Buyer to the Sellers in accordance with this Tax Covenant will be treated, to the extent possible, as an adjustment to the consideration for the Sale Shares.

Schedule 8

Particulars of the properties

Part 1 - Freehold Properties

There are no freehold properties owned by the Company

Part 2 - Leasehold Properties

Part of The Mt, Pen y Maes Road, Holywell, Clwyd CH8 7HL

Schedule 9

Obligations pending Completion

The Sellers will procure that the Company will:

1.

carry on its business in the ordinary course so as to maintain that business as a going concern and not make any payment other than routine payments in the ordinary and usual course of trading;

2.

ensure there is no adverse change in the financial or trading position or prospects of its business;

3.

ensure no material adverse change occurs in the assets and liabilities of its business and there is no reduction in the net assets of its business;

4.

take all reasonable steps to preserve and protect its assets and minimise its liabilities;

5.

not declare, make or pay any dividend or other distribution; not create, allot, issue, grant or agree to grant any option over, acquire, repay or redeem any class of share or loan capital and not vary or agree to vary the rights of, any class of share or loan capital; and

6.

not do or omit to do, or cause or allow to be done or omit to be done, any act or thing which would result or be likely to result in breach of any of the Warranties at Completion, by reference to the facts and circumstances then existing.  For this purpose only, where in a Warranty there is an express or implied reference to the “date of this Agreement” or an equivalent term, that reference is to be construed as a reference to the “date of Completion”.

Signed by Martin Lee Corbett

/s/ Martin Lee Corbett

Signed by Katie Corbett

/s/ Katie Corbett

Signed by Stephen Padgett for and on behalf of Verta Energy Trading Limited

/s/ Stephen Padgett